                                                                    EXHIBIT 10.4
                                                                [EXECUTION COPY]


                                U.S.$725,000,000


                                CREDIT AGREEMENT,

                            dated as of May 27, 1998,


                                      among


                              REGAL CINEMAS, INC.,

                                as the Borrower,


                         VARIOUS FINANCIAL INSTITUTIONS,

                                 as the Lenders,


                            THE BANK OF NOVA SCOTIA,

                          as the Administrative Agent,


                         BANCAMERICA ROBERTSON STEPHENS

                            as the Syndication Agent,


                                       and


                            THE CHASE MANHATTAN BANK,

                           as the Documentation Agent.

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of May 27, 1998, among REGAL CINEMAS, INC., a Tennessee corporation (the "Borrower"), the several financial institutions from time to time party to this Agreement (collectively, the "Lenders", and, individually, a "Lender"), THE BANK OF NOVA SCOTIA ("Scotiabank"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as Swing Line Lender and as an Issuer, BANCAMERICA ROBERTSON STEPHENS, as syndication agent (in such capacity, the "Syndication Agent") for the Lenders, and The Chase Manhattan Bank, as documentation agent (in such capacity, the "Documentation Agent"),

                              W I T N E S S E T H:

         WHEREAS, the Borrower and its Subsidiaries (such and other capitalized terms being used herein with the meanings provided in Section 1.1) are engaged in the development, acquisition and operation of motion picture theatres; and

         WHEREAS, the Borrower is a party to an Agreement and Plan of Merger, dated as of January 19, 1998 and amended as of May 8, 1998 (the "Merger Agreement"), with Screen Acquisition Corp., a Delaware corporation ("KKR Merger Subsidiary") owned by Affiliates of KKR, and Monarch Acquisition Corp., a Delaware corporation ("HMTF Merger Subsidiary" and, together with KKR Merger Subsidiary, the "Merger Subsidiaries") owned by Affiliates of HMTF, pursuant to which,

                  (a) prior to the Merger, (x) Affiliates of KKR and Affiliates of HMTF will make cash contributions (the "Sponsor Fund Contributions") to the equity capital of KKR Merger Subsidiary and HMTF Merger Subsidiary in the amounts of approximately $287,300,000 and approximately $437,300,000, respectively and (y) DLJ Merchant Banking Partners II, Inc. (the "Additional Investor") will make a contribution (the "Additional Equity") to the Equity Capital of the KKR Merger Subsidiary;

                  (b) each Merger Subsidiary will merge (the "Merger", and the date of the consummation of the Merger being the "Merger Date") with and into the Borrower (the Borrower also being sometimes referred to (x) prior to the Merger, as "Old Regal" and (y) as the Tennessee corporation surviving the Merger, "Surviving Regal");

                  (c) all of the shares of common stock, no par value per share, of Old Regal (the "Old Regal Shares") issued and outstanding on the Merger Date (which, as at March 31, 1998 was 36,119,028 shares of common stock) (including certain Old Regal Shares held by Key Management but excluding, however, any Old Regal Shares held by a Merger Subsidiary) will be converted (the"Conversion") into the right to receive cash in the amount of $31.00 per share (the "Merger Consideration");

                  (d) options held by various directors, officers and employees of Old Regal will either (x) be converted into cash at a price per share equal to the Merger Consideration minus the related exercise price per share (the "Option Redemption") or (y) be rolled-over (the "Management RollOver") into continuing equity options to acquire Surviving Regal Common Shares with an equivalent aggregate spread, with new options to acquire Surviving Regal Common Shares at an exercise price of $31.00 per share being issued in connection therewith;

                  (e) the Sponsors and their Affiliates will receive Surviving Regal Preferred Shares and Surviving Regal Common Shares representing in the aggregate approximately 93.2% of all of the issued and outstanding Voting Stock of Surviving Regal on the Closing Date which, after giving effect to the HMTF/KKR Swap, will be held equally by each Sponsor and its respective Affiliates; and

                  (f) Surviving Regal will repay or defease, as the case may be, all Indebtedness of Old Regal and its Subsidiaries identified on Item 7.2.1(b) ("Indebtedness to be Paid") of the Disclosure Schedule (the "Refinancing"); and

         WHEREAS, pursuant to a tender offer and consent solicitation, dated April 23, 1998 and amended as of May 6, 1998 (as so amended, and collectively with the related consent and letter of transmittal and other information and exhibits furnished therewith, the "Offer to Purchase"), the Borrower has offered to purchase for a maximum price of approximately $139,600,000 (including a premium of approximately $14,600,000) all of its 8 1/2% Senior Subordinated Notes due October 1, 2007 (the "Old Regal 8 1/2% Subordinated Notes") outstanding in the aggregate principal amount of $125,000,000 and is soliciting consents to amend the indenture, dated as of September 24, 1997 (the "Old Regal 8 1/2% Subordinated Note Indenture"), between Old Regal, as issuer, and IBJ Schroder Bank & Trust Company, as trustee, including to eliminate substantially all of the restrictive covenants contained therein; and

         WHEREAS, immediately following the consummation of the Merger, Surviving Regal will issue to the initial purchasers at 9 1/2% of par at least $400,000,000 in aggregate principal amount of 9 1/2% senior subordinated promissory notes (the "9 1/2% Subordinated Notes") due June 1, 2008, pursuant to the 9 1/2% Subordinated Note Indenture; and

         WHEREAS, to fund (together with the proceeds of the Sponsor Fund Contributions, the Additional Equity and the 9 1/2% Subordinated Notes) the Conversion, the Option Redemption, the Offer to Purchase, the Refinancing and Transaction Costs and to provide financing for the working capital and other ongoing general corporate purposes of Surviving Regal and Restricted Subsidiaries, the Borrower has requested that the Lenders and Issuer (as applicable) make available to Surviving Regal on the Closing Date and thereafter:

                  (a) a Term A Loan Commitment pursuant to which Term A Loans in an aggregate original principal amount of up to $120,000,000 may be borrowed in a single Borrowing on the Closing Date;

                  (b) a Term B Loan Commitment pursuant to which Term B Loans in an aggregate original principal amount of up to $120,000,000 may be borrowed in a single Borrowing on the Closing Date;

                  (c) a Term C Loan Commitment pursuant to which Term C Loans in an aggregate original principal amount of up to $135,000,000 may be borrowed in a single Borrowing on the Closing Date;

                  (d) a Revolving Loan Commitment (to include availability for Revolving Loans, Swing Line Loans and Letters of Credit) pursuant to which Borrowings of Revolving Loans and Swing Line Loans in a maximum aggregate outstanding principal amount (together with all Letter of Credit Outstandings) not to exceed $350,000,000 (subject, however, to
         Section 2.2.2) will be made
         to the Borrower from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date;

                  (e) a Letter of Credit Commitment pursuant to which the Issuer will issue Letters of Credit (participated in by Revolving Loan Lenders) for the account of the Borrower and Restricted Subsidiaries from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date in a maximum aggregate Stated Amount at any one time outstanding not to exceed the then existing Letter of Credit Commitment Amount; provided, however, that the aggregate outstanding principal amount of Revolving Loans, Swing Line Loans and Letter of Credit Outstandings at any time shall not exceed the then existing Revolving Loan Commitment Amount; and

                  (f) a Swing Line Loan Commitment pursuant to which Borrowings of Swing Line Loans in an aggregate outstanding principal amount not to exceed the then existing Swing Line Loan Commitment Amount will be made by the Swing Line Lender (and participated in by the Revolving Loan Lenders) on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date; provided, however, that the aggregate outstanding principal amount of such Swing Line Loans, Revolving Loans and Letter of Credit Outstandings at any time shall not exceed the then existing Revolving Loan Commitment Amount;

with all the proceeds of the Credit Extensions to be used for the purposes specified in Section 7.1.9;

         WHEREAS, the Lenders and the Issuer are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitments and make such Loans to the Borrower and issue (or participate in) Letters of Credit for the account of the Borrower and Restricted Subsidiaries; and

         WHEREAS, the Borrower wishes to provide for the ability of one or more Lenders, in their respective sole and absolute individual discretion, to extend,

                  (a) in connection with a contemplated but uncommitted Act III Acquisition, Revolving Credit Commitment Amount Increases or Additional Commitments comprising the Act III Additional Financing; and

                  (b) in connection with Other Permitted Acquisitions, Revolving Credit Commitment Amount Increases or Additional Commitments, all in an aggregate principal amount, together with certain Indebtedness incurred or assumed in connection with Other Permitted Acquisitions, not to exceed $350,000,000 of which the amount in excess of $200,000,000 shall constitute Permitted Additional Structured Indebtedness;

         NOW, THEREFORE, the parties hereto agree as follows:




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



                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Defined Terms. The following terms (whether or not italicized) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Acquired Person" means a Person acquired, or a Subsidiary created for the purpose of acquiring all or substantially all of the assets of a Person (or the business or any division of a Person) acquired, pursuant to a Permitted Acquisition.

         "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in

                  (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person;

                  (b) the acquisition of in excess of 50% of the Capital Stock of any Person, or otherwise causing any Person to become a Subsidiary;

                  (c) a merger or consolidation or any other combination with another Person (other than with a Person that is a Restricted Subsidiary) that results in the surviving entity being the Borrower (or its successor by merger) or a Restricted Subsidiary; or

                  (d) an Unrestricted Subsidiary becoming a Restricted
         Subsidiary.

         "Act III" means Act III Cinemas, Inc., a Delaware corporation.

         "Act III Acquisition" means the merger of Act III with, or the purchase of Act III by, the Borrower, for which, on the Effective Date, there exists no contractual arrangement (written, verbal or otherwise) or obligation to enter into or complete such merger or purchase.

         "Act III Additional Financing" is defined in clause (a) of Section 2.8.

         "Act III Credit Agreement" means, on any date, the Credit Agreement, dated as of December 3, 1997, among Act III, various financial institutions, Scotiabank, as administrative agent, and BancAmerica Robertson Stephens, as syndication agent, as in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect on such date.

         "Additional Commitment" is defined in Section 2.8.

         "Additional Equity" is defined in clause (a) of the second recital.

         "Additional Financing Amendment" means an Instrument (x) which may from time to time be entered into by the Borrower, Lenders extending Revolving Credit Commitment Amount Increases or Additional Commitments pursuant to Section 2.8 and the Agents solely for the purpose of amending this Agreement as then in effect to effect such extensions hereunder and (y) which, subject, however, to its compliance with the requirements of Section 2.8 applicable thereto and to its not violating the requirements of clauses (a), (b), (c), (d) (subject to the proviso therein) and (e) of Section 10.1 with respect to other Loans and Commitments of other Lenders, shall be binding upon all other Lenders parties hereto without any requirement for their consenting, or being a party, thereto.

         "Additional Investor" is defined in clause (a) of the second recital.

         "Additional Loan" is defined in Section 2.8.

         "Additional Note" means (x) a promissory note, if any, executed and delivered by the Borrower pursuant to clause (b) of Section 2.7 and payable to any Lender in a form established in accordance with Section 2.8 (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender for all Additional Loans made pursuant to any Additional Commitment and (y) all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Adjusted EBITDA" means, relative to the Borrower and Restricted Subsidiaries, for any applicable period, the difference of

                  (a)  the sum (without duplication) of

                           (i) Consolidated Net Income of the Borrower and
                  Restricted Subsidiaries for such period,

         plus

                           (ii) the amounts deducted by the Borrower and
                  Restricted Subsidiaries in determining Consolidated Net Income of the Borrower and Restricted Subsidiaries for such period representing (s) non-cash minority interest expense, (t) non-cash charges (including non-cash Rental Expense), amortization (including amortization of deferred financing fees), depreciation, non-cash restructuring charges or reserves, other non-cash reserves and non-recurring charges,
                  (u) all federal, state and local taxes (whether paid in cash or deferred) computed on the basis of income, (v) Interest Expense and non-cash interest expense of the Borrower and Restricted Subsidiaries, (w) expenses or charges incurred in connection with the issuance of debt or equity securities and up-front fees paid with respect to credit facilities provided by banks and other financial institutions, (x) Transaction Costs, (y) expenses or charges incurred in connection with Real Estate Financings consummated during such period and (z) fees and expenses paid in connection with Permitted Acquisitions consummated, and Investments made, during such period, minus

                  (b) the amounts included by the Borrower and Restricted Subsidiaries in determining Consolidated Net Income of the Borrower and Restricted Subsidiaries for such period representing (x) non-cash gains and (y) non-recurring gains;

provided, however, that (without duplication) "Adjusted EBITDA"

                  (c) for any applicable period shall be determined on the basis that all Permitted Acquisitions which were consummated during such period were consummated on the first day of such period;

                  (d) attributable to a particular motion picture theatre complex (x) which was newly opened for business, (y) for which additional screens were opened for business following an expansion of the number of screens at such complex or (z) for which previously existing screens were reopened for business following the installation of "stadium riser" seating for such screen during any applicable period shall be determined by the Borrower on a pro forma basis as if such motion picture theatre complex or such screen, as the case may be, was opened on the first day of such period; provided, however, that each such determination shall be made on each date on which a Compliance Certificate for such applicable period is delivered based on reasonable assumptions at such time certified to the Administrative Agent and made on a basis consistent with operating cash flows of similar motion picture theatres (if any);

                  (e) attributable to a particular motion picture theatre which was permanently closed for business during any applicable period shall be determined on the basis that such motion picture theatre closed on the last day of the previous period;

                  (f) for any applicable period shall be increased or decreased, as the case may be, to reflect the projected good faith identifiable and supportable net cost savings or additional net costs, as the case may be, resulting from any Permitted Acquisition consummated during such period (or either of the two Fiscal Quarters preceding such period) realizable during such period by combining the operations of an Acquired Person with the operations of the Borrower and Restricted Subsidiaries (as determined by the Borrower based on reasonable assumptions and computations set forth in sufficient detail and which are acceptable, in substance, to the Administrative Agent, and which determination shall be made on each date on which a Compliance Certificate for such applicable period is delivered); provided, however, that so long as such net savings or additional net costs will be realizable at any time during such period, it may be assumed, for the purpose of this clause, that such net cost savings or additional net costs will be realizable during the entire period; and

                  (g) for any applicable period shall be determined on the basis that any redesignation of a Subsidiary as an Unrestricted Subsidiary or, as the case may be, a Restricted Subsidiary which occurred during such period occurred on the first day of such period.

         "Administrative Agent" is defined in the preamble and, in addition, shall include each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.

         "Affiliate" means, relative to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding, however, any trustee under, or any committee with responsibility for administering, any Plan). With respect to

                  (a) (i) any Lender or an Issuer, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, 51% or more of the Voting Stock of such "controlled" Person or (ii) any Lender that is a fund that invests in commercial loans, such Lender shall be deemed to be "controlled by" any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor; and

                  (b) all Persons other than any Lender or an Issuer, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power (x) to vote 10% or more of the Voting Stock of such "controlled" Person; or (y) to direct or cause the direction of the management and policies of such "controlled" Person whether through ownership of Voting Stock, by contract or otherwise.

         "Agent" means, as the context may require, the Administrative Agent, the Syndication Agent or the Documentation Agent.

         "this Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect on such date.

         "Alternate Base Rate" means, on any date and relative to all Base Rate Loans, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/16 of 1%) equal to the higher of

                  (a) the Base Rate in effect on such day; and

                  (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

         "Applicable Commitment Fee" means,

                  (a) relative to the fee payable to the Lenders pursuant to
         Section 3.3.1, the applicable rate per annum set forth below under the column entitled "Applicable Commitment Fee":


                 Total                                    Applicable
             Leverage Ratio                             Commitment Fee
        ------------------------                    ------------------------
                >=5.5:1                                     0.425%
           <5.5:1 and >= 4.5:1                              0.375%
           <4.5:1 and >= 4.0:1                              0.350%
           <4.0:1 and >= 3.5:1                              0.300%
           <3.5:1 and >= 3.0:1                              0.250%
                 < 3.0:1                                  0.200%; and

                  (b) relative to Additional Commitments which are revolving credit commitments, a rate per annum agreed to by the Borrower and the Lenders providing such Additional Commitments in accordance with
         Section 2.8.

The Total Leverage Ratio used to compute the Applicable Commitment Fee pursuant to clause (a) shall be the Total Leverage Ratio set forth in the Current Compliance Certificate; provided, however, that for any period prior to June 30, 1998 for which the Borrower shall not have delivered a Compliance Certificate, the Applicable Commitment Fee shall be 0.375%.

         "Applicable Law" means, relative to any Person, (x) all provisions of laws, statutes, ordinances, rules, regulations, requirements, restrictions, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property and (y) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its assets or properties is bound or subject.

         "Applicable Margin" means

                  (a) relative to the unpaid principal amount of each Term A Loan and Revolving Loan, the applicable rate per annum set forth below under the column entitled "Applicable Margin - Base Rate Term A Loans and Revolving Loans" or, as the case may be, "Applicable Margin - LIBO Rate Term A Loans and Revolving Loans":


                                                                 Applicable Margin
                                            ------------------------------------------------------------
                                                    Base Rate                         LIBO Rate
                 Total                           Term A Loans and                  Term A Loans and
            Leverage Ratio                       Revolving Loans                   Revolving Loans
        ------------------------            ----------------------------   -----------------------------
               >= 5.5:1                               1.000%                            2.250%
          <5.5:1 and >= 5.0:1                         0.750%                            2.000%
          <5.0:1 and >= 4.5:1                         0.375%                            1.625%
          <4.5:1 and >= 4.0:1                         0.125%                            1.375%
          <4.0:1 and >= 3.5:1                         0.000%                            1.125%
          <3.5:1 and >= 3.0:1                         0.000%                            0.875%
                < 3.0:1                               0.000%                            0.625%;

                  (b) relative to the unpaid principal amount of each Term B Loan, the applicable rate per annum set forth below under the column entitled "Applicable Margin - Base Rate Term B Loans" or, as the case may be, "Applicable Margin - LIBO Rate Term B Loans":


                                                                 Applicable Margin
                                           ------------------------------------------------------------
                 Total                              Base Rate                         LIBO Rate
            Leverage Ratio                         Term B Loans                      Term B Loans
       ---------------------------         --------------------------        --------------------------
               >= 5.5:1                               1.250%                            2.500%
         < 5.5:1 and >= 4.5:1                         1.000%                            2.250%
                < 4.5:1                               0.750%                            2.000%;

                  (c) relative to the unpaid principal amount of each Term C Loan, the applicable rate per annum set forth below under the column entitled "Applicable Margin - Base Rate Term C Loans" or, as the case may be, "Applicable Margin - LIBO Rate Term C Loans":



                                                                 Applicable Margin
                                            ---------------------------------------------------------------
                 Total                              Base Rate                         LIBO Rate
            Leverage Ratio                         Term C Loans                      Term C Loans
      ----------------------------          ----------------------------    -------------------------------
               >= 5.5:1                               1.500%                            2.750%
         < 5.5:1 and >= 4.5:1                         1.250%                            2.500%
                < 4.5:1                               1.000%                            2.250%; and

                  (d) relative to Additional Loans, a rate per annum agreed to by the Borrower and the Lenders making such Additional Loans in accordance with Section 2.8.

The Total Leverage Ratio used to compute the "Applicable Margin" for all types of Loans as set forth in clauses (a) through (c) shall be the Total Leverage Ratio set forth in the Current Compliance Certificate; provided, however, that for any period prior to June 30, 1998 for which the Borrower shall not have delivered a Compliance Certificate, the Applicable Margin for each type and class of Loan shall be determined by reference to the second to highest Total Leverage Ratio for each applicable type and class of Loan.

         "Approval" means, relative to any Obligor, each approval, license, permit, consent, exemption, filing, notice or registration by or with any Governmental Authority necessary to authorize or permit (x) the execution, delivery or performance of (1) this Agreement, any Note, any Security Document or any other Loan Document or for the validity or enforceability hereof or thereof or (2) the Merger Agreement or (y) its conduct of its business.

         "Authorized Officer" means, relative to the Borrower and any other Obligor, those of its officers who are Responsible Officers or whose signatures and incumbency shall have been certified to the Agents and the Lenders pursuant to Section 5.1.1 and such other officers of the Borrower as the Borrower designates in writing as such to the Administrative Agent.

         "Available Cumulative Consolidated Net Income" means, on any date, 50% of the sum of (x) Consolidated Net Income determined for the period (treated as one accounting period) consisting of all Fiscal Quarters elapsed since the Closing Date plus (y) with respect to any Permitted Acquisition, any goodwill and other intangibles resulting therefrom, for which financial statements and the Compliance Certificates related thereto have been delivered to the Administrative Agent pursuant to Section 7.1.1.

         "Available Investment Amount" means, on any date (a "Reference Date"), an amount equal to the difference of

                  (a) the sum, computed for the period commencing on the Closing Date (and after giving effect to the Transaction) and continuing through the Reference Date, of

                           (i) the aggregate amount of Net Cash Proceeds from
                  Dispositions which are refused by Lenders holding Term Loans and retained by the Borrower in accordance with clause
                  (b)(iii) of Section 3.1.2 during such period,

         plus

                           (ii) the Available Restricted Payment Amount (if
                  positive) determined on the Reference Date (and without giving effect to clause (b)(iii) of such definition),

minus

                  (b) the aggregate amount of all Investments (as such aggregate amount is determined in accordance with the definition of "Investment") made by the Borrower and Restricted Subsidiaries pursuant to item (z) of clause (h) of Section 7.2.4 during such period.

         "Available Restricted Payment Amount" means, on any date (a "Reference Date"), an amount equal to the difference of

                  (a) the sum, computed for the period commencing on the Closing Date (and after giving effect to the Transaction) and continuing through the Reference Date, of

                           (i) the aggregate amount of net cash proceeds
                  received by the Borrower during such periods (x) in respect of equity contributions made to the Borrower by Persons other than Subsidiaries and (y) from issuances of equity by the Borrower, and, in each case, not applied to redemption requirements pursuant to clause (b) or (c) of Section 7.2.5 or item (x) of clause (e) of Section 7.2.5, plus

                           (ii) Available Cumulative Consolidated Net Income (if
                  positive) on such Reference Date,

minus

                  (b) the sum, computed for the period commencing on the Closing Date (as aforesaid) and continuing through the Reference Date, of

                           (i) the aggregate amount paid by the Borrower in
                  connection with any prepayment, repurchase or redemption of the Subordinated Debt pursuant to item (y) of clause (e) of
                  Section 7.2.5 during such period,

         plus

                           (ii) the aggregate amount of all cash dividends on
                  common or preferred stock (excluding, however, Qualified Preferred Stock) paid by the Borrower pursuant to clause (f) of Section 7.2.5 during such period,

         plus

                           (iii) the amount, if any, determined on the Reference
                  Date, by which the amount computed pursuant to clause (b) of the definition of "Available Investment Amount" would exceed the sum determined pursuant to clause (a)(i) thereof.

         "Base Rate" means, at any time, the rate of interest then most recently established by the Administrative Agent in New York, New York as its base rate for Dollars loaned in the United States. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit.

         "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "Borrower" is defined in the preamble.

         "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

         "Borrowing Request" means a Loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-1 hereto.

         "Business Day" means

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

                  (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause (a) and which is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market.

         "Capital Expenditures" means, for any period, the sum of

                  (a) the aggregate amount of all expenditures of the Borrower and Restricted Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, plus

                  (b) without duplication, the aggregate amount of all cash payments made during such period in respect of all Capitalized Lease Liabilities allocable to the principal component thereof;

provided, however, that the term "Capital Expenditures" shall not include

                  (c) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed from (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced;

                  (d) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time;

                  (e) Capitalized Lease Liabilities paid in respect of equipment that is leased in substitution for, or as replacement in connection with the trade-in of, existing similar equipment;

                  (f) the purchase of plant, property or equipment made within one year of the sale of any asset in replacement of such asset to the extent purchased with the proceeds of such sale and Capitalized Lease Liabilities paid in respect of such replaced asset; and

                  (g) the portion of the purchase price in connection with any Permitted Acquisition that would otherwise be included as additions to property, plant or equipment and Capitalized Lease Liabilities assumed or incurred in connection with any Permitted Acquisition.

         "Capital Stock" means, relative to any Person, any and all shares, partnership or membership interests, participations or other equivalents (however designated, whether voting or non-voting) of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

         "Capitalized Lease Liability" means any monetary obligation of the Borrower or any Restricted Subsidiary under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capitalized lease, and, for purposes of this Agreement and each other Loan Document, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP, and the stated maturity thereof shall be determined in accordance with GAAP.

         "Cash Equivalent Investment" means, at any time:

                  (a) any direct obligation of (or guaranteed by) the United States government (or any agency or instrumentality thereof) maturing not more than two years after the date of acquisition thereof;

                  (b) any direct obligation of (or guaranteed by) any state of the United States (or any political subdivision, agency or instrumentality thereof) maturing not more than two years after the date of acquisition thereof and, at the time of such acquisition, rated at least investment grade by either S&P or Moody's (or, if at any time neither S&P or Moody's shall be rating such obligations, then from another nationally recognized rating agency);

                  (c) commercial paper, maturing not more than 12 months from the date of issue, which is issued by (x) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-2 by S&P or P-2 by Moody's (or, if at any time neither S&P or Moody's shall be rating such obligations, then by another comparable nationally recognized rating agency) or (y) any Lender (or its holding company);

                  (d) any certificate of deposit or bankers acceptance, maturing not more than two years after the date of acquisition thereof, which is issued by either (x) any bank which has a combined capital and surplus not less than $250,000,000 (or in the case of foreign banks, the Dollar equivalent thereof) or (y) any Lender;

                  (e) any repurchase agreement entered into with any Lender or any commercial banking institution of the stature referred to in item
         (x) of clause (d) or securities dealers of recognized national standing which (x) is for underlying obligations of the type described in clause
         (a), (b) or (d) and (y) has a term of not more than 30 days;

                  (f) shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types of securities described in clauses (a) through (e); and

                  (g) short-term, high quality liquid investments made by a Foreign Subsidiary in the ordinary course of managing its cash.

         "CERCLA" is defined in the definition of "Environmental Law".

         "Change of Control" means, and shall be deemed to have occurred if:

                  (a)  either

                           (i) the Sponsors, their respective successors and
                  Affiliates and management of the Borrower shall cease to own in the aggregate, directly or indirectly, beneficially and of record, at least 35% of the outstanding Voting Stock of Surviving Regal, other than, as the result of (1) one or more public offerings of Capital Stock of Surviving Regal or (2) a widely distributed private placement of Capital Stock of Surviving Regal that does not provide any special director designation or special election rights or other special corporate governance rights to the holders of such Capital Stock, in each case whether by Surviving Regal or another Person), or

                           (ii) any Person or "group" (within the meaning of
                  Section 13(d) or 14(d) of the Exchange Act) shall at any time have acquired direct or indirect beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of a percentage of the outstanding Voting Stock of Surviving Regal that exceeds in the aggregate the percentage of such Voting Stock then beneficially owned, directly or indirectly, by the Sponsors, their respective successors and Affiliates and management of the Borrower, unless, in the case of any such event occurring pursuant to clause (a), the Sponsors, their respective successors and Affiliates and management of the Borrower have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Surviving Regal;

                  (b) at any time Continuing Directors shall not constitute a majority of the Board of Directors of Surviving Regal; or

                  (c) any "Change of Control" shall occur under (as defined in) the 9 1/2% Subordinated Note Indenture or any analogous event shall occur under, or in respect of, any other Subordinated Debt.

         "Closing Date" means the Business Day, if any, on or prior to June 15, 1998 when all of the conditions precedent set forth in Article V are satisfied (or waived by each Lender and each Agent) and the initial Credit Extensions are made.

         "Clark-Regal" means Clark-Regal, LLC, a California limited liability company.

         "Closing Date Certificate" means the closing date certificate executed and delivered by the Borrower pursuant to Section 5.1.15, substantially in the form of Exhibit H hereto.

         "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

         "Commitment" means, as the context may require, (x) a Lender's Term A Loan Commitment, Term B Loan Commitment, Term C Loan Commitment, Revolving Loan Commitment or Letter of Credit Commitment, (y) the Swing Line Lender's Swing Line Loan Commitment or (z) any Additional Commitment. No Lender shall have any Additional Commitment to make an Additional Loan of any Series unless it is a party to the Additional Financing Amendment pursuant to which such Additional Commitments were extended (and applicable percentage relating to such Additional Commitments is set forth below its signature thereto).

         "Commitment Amount" means, as the context may require, (x) the Term A Loan Commitment Amount, the Term B Loan Commitment Amount, the Term C Loan Commitment Amount, the Revolving Loan Commitment Amount or the Letter of Credit Commitment Amount, (y) the Swing Line Loan Commitment Amount or (z) the amount of any Additional Commitments obtained in accordance with Section 2.8.

         "Commitment Termination Event" means

                  (a) the occurrence of any Event of Default described in clauses (a) through (d) of Section 8.1.9; or

                  (b) the occurrence and continuance of any other Event of Default and either (x) the declaration of all or any portion of the Loans to be due and payable pursuant to Section 8.3 or (y) the giving of notice by the Administrative Agent, acting at the direction, or with the consent, of the Required Lenders, to the Borrower that the Commitments have been terminated.

         "Compliance Certificate" means a certificate duly completed and executed by the chief executive, financial or accounting Authorized Officer of the Borrower, substantially in the form of Exhibit D hereto, as amended, supplemented, amended and restated or otherwise modified from time to time, together with such changes thereto as the Agents may from time to time reasonably request for the purpose of monitoring the Borrower's compliance with the financial covenants contained herein.

         "Confidential Information" is defined in Section 10.12.

         "Consolidated Net Income" means, relative to the Borrower and Restricted Subsidiaries for any period, the aggregate of the Net Income of the Borrower and Restricted Subsidiaries for such period; provided, however, that
(x) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto) shall be excluded, (y) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business shall be excluded and (z) the Net Income for such period of the Borrower or any Restricted Subsidiary attributable to any Person that is not a Restricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of dividends or distributions or other net payments paid in cash (or to the extent converted into cash) to the Borrower or such Restricted Subsidiary (except for directors' qualifying shares) in respect of such period.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, with or without recourse, to provide funds for payment to, to purchase from, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person, or guarantees the payment of dividends or other distributions upon Capital Stock of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject, however, to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith; provided, however, that the term "Contingent Liability" shall not include (w) indemnities entered into by such Person in the ordinary course of business in connection with management and director arrangements, (x) endorsements of instruments for deposit or collection in the ordinary course of business, (y) guarantees made by a Person of the obligations of a Restricted Subsidiary of such Person that do not constitute Indebtedness of such Restricted Subsidiary and are incurred in the ordinary course of business of such Restricted Subsidiary and (z) obligations arising from agreements providing for indemnification or adjustment of purchase price (or from guarantees supporting any obligations pursuant to any such agreements) incurred in connection with the disposition of any business of any assets or Restricted Subsidiary.

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

         "Continuing Director" means, at any date, an individual (x) who is a member of the Board of Directors of Surviving Regal immediately after the Closing Date, (y) who, as at such date, has been a member of such Board of Directors for at least the 12 preceding months (or, for the period comprising the first 12 months after the Closing Date, has been a member of such Board of Directors at least since the Closing Date) or (z) who has been nominated to be a member of such Board of Directors of the Borrower, directly or indirectly, by a Sponsor or its Affiliate or by Persons nominated by a Sponsor or its Affiliate or by a majority of the other Continuing Directors then in office.

         "Contractual Undertaking" means, relative to any Obligor, any provision of any debt or equity security issued by it or of any other Instrument or undertaking to which it is a party or by which it or any of its assets or property is bound or subject.

         "Conversion" is defined in clause (c) of the second recital.

         "Credit Extension" means, as the context may require,

                  (a)  the making of a Loan by a Lender; or

                  (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by the Issuer.

         "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

         "Current Compliance Certificate" means, on any date, the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1. Changes in the Applicable Commitment Fee or Applicable Margin resulting from a change in the Total Leverage Ratio shall become effective, as of the first day following the Fiscal Quarter in respect of which such Compliance Certificate was required to be delivered (a "Change Date"), upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. In the event such Compliance Certificate indicates a Total Leverage Ratio that would result in an Applicable Commitment Fee or Applicable Margin which is greater or lesser than the Applicable Commitment Fee or Applicable Margin then in effect, then (A) such greater or lesser Applicable Commitment Fee or Applicable Margin shall be deemed to be in effect for all purposes of this Agreement from the Change Date and (B) if the Borrower shall have made any payment of fees or interest in respect of the period from the Change Date, then, on the next Quarterly Payment Date, the Borrower shall pay in the form of a supplemental payment of fees or interest an amount which equals the difference between the amount of fees or interest that would otherwise have been paid based on such new Total Leverage Ratio and the amount of fees or interest so paid, or, as the case may be, an amount shall be deducted from the fees or interest then otherwise payable in an amount which equals the difference between the amount of fees or interest so paid and the amount of fees or interest that would otherwise have been paid based on such new Total Leverage Ratio.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Defaulting Lender" means any Lender with respect to which a Lender Default is in effect.

         "Disbursement" is defined in Section 2.6.2.

         "Disbursement Date" is defined in Section 2.6.2.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrower with the consent of the Agents and the Required Lenders.

         "Disposition" means the sale (including in connection with a Real Estate Financing), conveyance, issuance or other disposition of any property, business or assets by the Borrower or any Restricted Subsidiary (including receivables of or owned by, and Capital Stock owned by, the Borrower or such Restricted Subsidiary, and in all cases whether now owned or hereafter acquired), other than (x) the issuance of Capital Stock of the Borrower and (y) sales, conveyances or other dispositions in the ordinary course of business (including sales, conveyances or other dispositions of inventory, the sale or discount of delinquent receivables and sales and dispositions of obsolete or worn out property, in each case, in the ordinary course).

         "Documentation Agent" is defined in the preamble and, in addition, shall include each other Person as shall have been subsequently appointed as the successor Documentation Agent pursuant to Section 9.4.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Domestic Office" means, relative to any Lender, the office of such Lender designated as such Lender's "Domestic Office" below its name in Annex I hereto or as set forth in a Lender Assignment Agreement, or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

         "Domestic Restricted Subsidiary" means each Restricted Subsidiary that is not a Foreign Subsidiary.

         "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

         "Eligible Assignee" means and includes each Lender (and any Affiliate thereof), any commercial bank, any financial institution, any fund that is regularly engaged in making, purchasing or investing in loans or any Person that would satisfy the requirements of an "accredited investor" (as defined in SEC Regulation D, but excluding, however, a natural Person).

         "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any Subsidiary (x) in the ordinary course of such Person's business or (y) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including (1) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (2) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Law" means any and all present and future Applicable Laws pertaining to pollution (including Hazardous Materials), natural resources or the environment, whether federal, state, or local, including environmental response laws such as the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, and as the same may be further amended (collectively, "CERCLA").

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means any of the following if such event or occurrence could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (u) the failure to make a required contribution to a Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA; (v) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (w) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (x) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, the receipt of any notice from the PBGC of its intent to terminate or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (y) an event or condition which might reasonably be expected to constitute grounds under Section 4042(a)(1), (2) or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (z) the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         "Event of Default" is defined in Section 8.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" is defined in clause (d) of Section 5.1.8.

         "Exchange Fund" is defined in clause (d) of Section 5.1.8.

         "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal to

                  (a) the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" means each of (x) the confidential letter, dated April 30, 1998, between the Borrower and the Agents, (y) the confidential fee letter, dated April 30, 1998, between the Borrower and the Administrative Agent and (z) the confidential fee letter, dated April 30, 1998, between the Borrower, the Administrative Agent and the Syndication Agent.

         "Fiscal Quarter" or "FQ" means a period approximating three consecutive calendar months, commencing on the Friday immediately following the Thursday which is closest to December 31, March 31, June 30 and September 30 and continuing through the Thursday which is closest to the next succeeding March 31, June 30, September 30 and December 31, respectively; references to a Fiscal Quarter with numbers corresponding to a calendar year and a number corresponding to a Fiscal Quarter (e.g. "1998 FQ 1") refer to such Fiscal Quarter (i.e. the first) of such Fiscal Year.

         "Fiscal Year" or "FY" means a period a period approximating 12 consecutive calendar months, commencing on the Friday immediately following the Thursday which is closest to December 31 of each calendar year and continuing through the Thursday which is closest to December 31 of the succeeding calendar year; references to a Fiscal Year with a number corresponding to any calendar year (e.g., "the 1998 Fiscal Year" or "1998 FY") refer to the Fiscal Year ending the Thursday closest to the end of such calendar year.

         "Fixed Charge Coverage Ratio" means, as of the close of any Fiscal Quarter, the ratio, computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters, with respect to the Borrower and Restricted Subsidiaries on a consolidated basis of:

                  (a)  the difference (for such period) of

                           (i) the sum of (without duplication) (x) Adjusted
                  EBITDA of the Borrower and Restricted Subsidiaries plus (y) Rental Expense (to the extent deducted in determining Net Income or pro forma Net Income determined pursuant to clause
                  (d) of the definition of "Adjusted EBITDA") of the Borrower and Restricted Subsidiaries;

         minus

                           (ii) the lesser of (x) Maintenance Capital
                  Expenditures of the Borrower and Restricted Subsidiaries and
                  (y) 3% of the consolidated gross revenues of the Borrower and Restricted Subsidiaries for such period, determined in accordance with GAAP to

                  (b)  the sum (for such period) of

                           (i) Interest Expense of the Borrower and Restricted Subsidiaries payable with respect to Total Funded Debt;

         plus

                            (ii) the aggregate amount of all scheduled principal
                  payments in respect of Total Funded Debt (including scheduled principal repayments of the Term Loans pursuant to clause (c) of Section 3.1.1 (after giving effect to the application thereto of all optional or mandatory non-scheduled prepayments)), but excluding, however, (x) repayments of Term Loans and Additional Loans made as term loans, in each case scheduled to become due on their respective Stated Maturity Dates, (y) Unrelated Final Maturity Payments of other Indebtedness and (z) mandatory reductions of revolving credit facilities, including the Revolving Commitments and all Additional Commitments which are revolving commitments;

         plus

                           (iii) Rental Expense (to the extent deducted in
                  determining Net Income or pro forma Net Income determined pursuant to clause (d) of the definition of "Adjusted EBITDA") of the Borrower and Restricted Subsidiaries;

         plus

                           (iv) the aggregate amount of all cash dividends paid
                  on common or preferred stock (excluding, however, Qualified Preferred Stock) by the Borrower pursuant to clause (f) of
                  Section 7.2.5.

         "Foreign Subsidiary" means any Subsidiary of the Borrower (x) which is organized under the laws of any jurisdiction outside of the United States, (y) which conducts the major portion of its business outside of the United States or
(z) all or substantially all of the property and assets of which are located outside of the United States.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in Section 1.4.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty" means the guaranty to be executed and delivered from time to time by each direct or indirect Domestic Restricted Subsidiary pursuant to
Section 5.1.3 or 7.1.8, substantially in the form of Exhibit F hereto, as amended, supplemented, amended and restated or otherwise modified.

         "Hazardous Material" means any substance that is defined or listed as a hazardous, toxic or dangerous substance under any present or future Environmental Law or that is otherwise regulated or prohibited or subject to investigation or remediation under any present or future Environmental Law because of its hazardous, toxic, or dangerous properties, including (x) any substance that is a "hazardous substance" under CERCLA and (y) petroleum wastes or products.

         "Hedging Liability" means, relative to any Person, any liability of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, or any other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "HMTF" means HMTF Operating, Inc.

         "HMTF/KKR Swap" means the exchange by an Affiliate of HMTF with an Affiliate of KKR of Surviving Regal Preferred Shares valued at $75,000,000 for Common Stock of Act III, which will occur following the Merger.

         "HMTF Merger Subsidiary" is defined in the second recital

         "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification
(x) which questions the status of the Borrower and Restricted Subsidiaries, taken as a whole, as a "going concern", (y) which relates to the limited scope of examination of any material portion of the records of the Borrower and Restricted Subsidiaries, taken as a whole, relevant to such financial statement or (z) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.3.

         "including" and "include" means including without limiting the generality of any description preceding such term.

         "Indebtedness" of any Person means, without duplication:

                  (a)  all obligations of such Person for borrowed money;

                  (b) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c)  all Capitalized Lease Liabilities of such Person;

                  (d) net monetary liabilities of such Person under all Hedging Liabilities (calculated, at any time, as the aggregate amount (giving effect to any netting agreements) that such persons would be required to pay if the agreements giving rise to such Hedging Liabilities were terminated at such time);

                  (e) all obligations of such Person to pay the deferred purchase price of property or services that, in accordance with GAAP, would be included on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (f) all indebtedness referred to in clauses (a), (b), (c) and
         (e) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that in the case of any such Indebtedness which is by its terms non-recourse to such Person, the amount of such Indebtedness shall, for the purpose of this clause, be deemed to be the lesser of
         (x) the aggregate unpaid principal amount of such Indebtedness and (y) the fair market value of the property subject to such Lien, as determined by such Person in good faith; and

                  (g) all Contingent Liabilities of such Person in respect of any of the foregoing;

provided, however, that accrued expenses incurred in the ordinary course of business and obligations in respect of operating leases shall not constitute "Indebtedness".

         "Indemnified Liability" is defined in Section 10.4.

         "Indemnified Party" is defined in Section 10.4.

         "Insolvency Proceeding" means, relative to any Person, (x) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, rehabilitation, dissolution, winding-up or relief of debtors or (y) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss. 101, et seq.).

         "Instrument" means any contract, agreement, indenture, mortgage, document or other writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken or any Lien (or right or interest therein) is granted or perfected.

         "Interest Expense" means, for any period, the aggregate cash interest expense (net of cash interest income) of the Borrower and Restricted Subsidiaries for such period, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense, but excluding, however, amortization of deferred financing costs and any other non-cash interest expense.

         "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Sections 2.3 or
2.4 and ending on (but excluding) the day which numerically corresponds to such date one, two, three or six (or, if available from all the Lenders making such Loans as determined by such Lenders in good faith based on prevailing market conditions, nine or twelve) months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Sections 2.3 or 2.4; provided, however, that

                  (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than twenty different dates;

                  (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                  (c) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

         "Investment" means, relative to any Person,

                  (a) any loan or advance made by such Person to any other
         Person;

                  (b) any Contingent Liability of such Person incurred in connection with Indebtedness of any other Person;

                  (c) any ownership or similar interest held by such Person in any other Person; and

                  (d) payments in respect of tax savings or liabilities made by the Borrower or any Restricted Subsidiary to or for the benefit of an Unrestricted Subsidiary with whom the Borrower or such Restricted Subsidiary files a consolidated tax return.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity, or distributions or dividends paid, thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair value of such property at the time of such Investment, as determined in good faith by the Borrower.

         "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-2 hereto.

         "Issuer" means Scotiabank in its capacity as issuer of the Letters of Credit, together with each other Person as shall have subsequently been appointed as the successor Issuer in accordance with Section 9.4. At the request of Scotiabank or such successor Issuer, another Lender with a Revolving Loan Commitment or an Affiliate of Scotiabank may, if it so desires, issue one or more Letters of Credit hereunder and shall be deemed to be the Issuer with respect to such Letters of Credit.

         "Key Management" means Michael L. Campbell, Gregory W. Dunn or Lewis Frazer III.

         "KKR" means Kohlberg Kravis Roberts & Co., L.P.

         "KKR Merger Subsidiary" is defined in the second recital.

         "Lender" is defined in the preamble and, in addition, shall include any Eligible Assignee that becomes a Lender pursuant to Section 10.11.1.

         "Lender Assignment Agreement" means a lender assignment agreement substantially in the form of Exhibit I hereto.

         "Lender Default" means, as a result of the appointment of a receiver or conservator for any Lender, at the direction or request of any regulatory agency or authority, either (x) the refusal or failure (which has not been retracted or cured) of such Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.6.1 or (y) such Lender having notified the Administrative Agent or the Borrower that it does not intend to comply with its obligations under Section 2.1, 2.3.2 or 2.6.1.

         "Lender's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and reasonable experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against any Indemnified Party in connection with or arising from (w) any Hazardous Material on, in, under or affecting all or any portion of any property of the Borrower or any Subsidiary, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Borrower's or any Subsidiary's or any of their respective predecessors' properties; (x) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12; (y) any violation or claim of violation by the Borrower or any Subsidiary of any Environmental Laws (including any Environmental Claim); or (z) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by the Borrower or any Subsidiary, or in connection with any property owned or formerly owned by the Borrower or any Subsidiary.

         "Letter of Credit" is defined in clause (a) of Section 2.1.2.

         "Letter of Credit Commitment" means (x) relative to the Issuer, the Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.2 and (y) to each other Lender that has a Revolving Loan Commitment, the obligations of such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

         "Letter of Credit Commitment Amount" means, on any date (i) prior to the Act III Acquisition (if it shall occur), a maximum amount of $75,000,000 and
(ii) on and after the Act III Acquisition (if it shall occur), a maximum amount of $150,000,000, in either case, as such amount may be permanently reduced from time to time pursuant to Section 2.2.

         "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

                  (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit,

plus

                  (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "LIBO Rate" means, relative to each day during each Interest Period pertaining to a LIBO Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Telerate Page 3750 as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Telerate Page 3750, "LIBO Rate" for the purposes of this paragraph shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Agents and the Borrower or, in the absence of such agreement, "LIBO Rate" for the purposes of this paragraph shall instead be the rate per annum equal to the arithmetic average of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered Dollar deposits for the duration of such Interest Period in the amount of the LIBO Rate Loan to be made by such Lender at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period, in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its LIBO Rate Loans are then being conducted for delivery.

         "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate.

         "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such Lender's "LIBOR Office" below its name in Annex I hereto or as set forth in a Lender Assignment Agreement, or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

         "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, charge, lien (statutory or other), escrow or similar encumbrance of any kind, or any other type of similar preferential arrangement (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

         "Loan" means, as the context may require, (x) a Revolving Loan, a Term A Loan, a Term B Loan or a Term C Loan, (y) a Swing Line Loan or (z) an Additional Loan, in each case of any type.

         "Loan Document" means this Agreement, the Notes (if any), the Letters of Credit, the Pledge Agreement, the Guaranty, each Borrowing Request, each Issuance Request, the Fee Letters or any other Instrument or writing required to be delivered on the Closing Date pursuant to Section 5.1 or thereafter from time to time pursuant to Section 7.1.8.

         "Maintenance Capital Expenditures" means, for any period, the sum of the aggregate amount of all Capital Expenditures of the Borrower and Restricted Subsidiaries during such period, excluding, however, expenditures made, and Capitalized Lease Liabilities incurred, for the purpose of building or acquiring new motion picture theatres or making significant improvements, renovations or remodelings to existing motion picture theatres.

         "Management Rollover" is defined in clause (d) of the second recital.

         "Material Adverse Change" means any change in the business, assets, operations, properties or financial condition of the Borrower and Restricted Subsidiaries taken as a whole that would materially adversely affect the ability of the Borrower and the other Obligors taken as a whole to perform their obligations under this Agreement and the other Loan Documents taken as a whole.

         "Material Adverse Effect" means a circumstance or condition that (x) constitutes a Material Adverse Change or (y) would materially adversely affect the rights and remedies of the Administrative Agent, the Issuer or the Lenders under this Agreement and the other Loan Documents taken as a whole.

         "Material Restricted Subsidiary" means, at any time, each Restricted Subsidiary having at such time either

                  (a) net sales (on a consolidated basis, including each of its Subsidiaries that constitutes a Restricted Subsidiary, but excluding, however, revenues received by any Restricted Subsidiary from the Borrower or any other Restricted Subsidiary) for the applicable Test Period in excess of 5% of the net sales of the Borrower and Restricted Subsidiaries for such Test Period, or

                  (b) total assets (on a consolidated basis), as of the last day of the preceding Fiscal Quarter, constituting in excess of 5% of the total assets of the Borrower and Restricted Subsidiaries as of such day, in each case calculated, based upon the Borrower's most recent annual or quarterly financial statements delivered to the Administrative Agent under
Section 7.1.1, in accordance with GAAP (it being acknowledged and understood that, in the event the determination of whether a Restricted Subsidiary is a

Material Restricted Subsidiary is to be made on or about the date such Restricted Subsidiary was created or acquired, such determination shall be made on a pro forma basis as if such Restricted Subsidiary were a Restricted Subsidiary at the commencement of such Test Period for purposes of clause (a) and on the last day of such Fiscal Quarter for purposes of clause (b); provided, however, that, notwithstanding anything to the contrary in the foregoing, if, at any time, "Material Restricted Subsidiaries" as defined above, taken together with the Borrower, on a consolidated basis, account for less than 80% of Adjusted EBITDA of the Borrower and Restricted Subsidiaries for the applicable Test Period based upon the Borrower's most recent annual or quarterly financial statements delivered to the Administrative Agent pursuant to Section 7.1.1, then the term "Material Restricted Subsidiaries" shall be deemed to include such number of the largest (pursuant to the foregoing criteria) Restricted Subsidiaries as is sufficient to cause "Material Restricted Subsidiaries," when taken together with the Borrower, to account for at least 80% of such Adjusted EBITDA as set forth above.

         "Merger" is defined in clause (b) of the second recital.

         "Merger Agreement" is defined in the second recital.

         "Merger Consideration" is defined in clause (c) of the second recital.

         "Merger Date" is defined in clause (b) of the second recital.

         "Merger Subsidiary" is defined in the second recital.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, with respect to which the Borrower or any ERISA Affiliate may have any liability.

         "NAIC" means the National Association of Insurance Commissioners or any successor thereto with similar authority.

         "Net Cash Proceeds" means, relative to any Disposition by the Borrower or any Restricted Subsidiary (other than a Disposition permitted pursuant to clause (a) or (b) of Section 7.2.6), proceeds in cash as and when received by such Person, net of

                  (a)  the costs and expenses relating to such Disposition;

                  (b) the amount of all taxes paid or reasonably estimated to be payable by the Borrower or Restricted Subsidiary in connection therewith, but Net Cash Proceeds shall include the excess, if any, of the estimated taxes payable in connection with such Disposition over the actual amount of taxes paid, immediately after the payment of such taxes;

                  (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition; and

                  (d) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (b)) associated with the assets sold, disposed of or financed and retained by the Borrower or any Restricted Subsidiary; provided, however, that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds realized on the date of such reduction.

         "Net Income" means, for any period, the net income (or loss) included in accordance with GAAP as such on the consolidated financial statements of the Borrower and Restricted Subsidiaries for such period.

         "9 1/2% Subordinated Note" is defined in clause (b) of the fourth recital.

         "9 1/2% Subordinated Note Indenture" means the indenture, to be dated the Closing Date, between the Borrower and IBJ Schroder Bank and Trust Company, as trustee, pursuant to which the 9 1/2% Subordinated Notes will be issued.

         "9 1/2% Subordinated Note Offering Memorandum" means the final offering memorandum, dated May 21, 1998, with respect to the 9 1/2% Subordinated Notes.

         "Non-Defaulting Lender" means and includes each Lender other than a "Defaulting Lender".

         "Non-Performing Lender" means any Lender that either (x) refuses or fails (which refusal or failure has not been retracted or cured) to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.6.1 or (y) has notified the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under Section 2.1 or 2.6.1.

         "Non-U.S. Lender" is defined in clause (d) of Section 4.6.

         "Non-U.S. Participant" means a Participant that is not incorporated or organized in or under the laws of the United States or a state thereof.

         "Note" means, as the context may require, (x) a Revolving Note, a Term A Note, a Term B Note or a Term C Note, (y) a Swing Line Note or (z) a promissory note evidencing an Additional Loan, if any.

         "Obligations" means all monetary obligations (whether absolute or contingent, matured or unmatured, direct or indirect, choate or inchoate, sole, joint, several or joint and several, due or to become due, heretofore or hereafter contracted or acquired) of the Borrower and each other Obligor to any Lender or Issuer or Agent arising under this Agreement (including as recorded in loan accounts maintained in accordance with Section 2.7), any Rate Protection Agreement, the Notes, the Letters of Credit and each other Loan Document.

         "Obligor" means, as the context may require, the Borrower, each Restricted Subsidiary and any other Person (other than any Agent, the Issuer or any Lender) to the extent such Person is obligated under this Agreement or any other Loan Document.

         "Offer to Purchase" is defined in the third recital.

         "Old Regal" is defined in clause (b) of the second recital.

         "Old Regal 8 1/2% Subordinated Note" is defined in the third recital and, in addition, after the Closing Date shall refer to any Old Regal 8 1/2% Subordinated Note not tendered pursuant to the Offer to Purchase and remaining outstanding under the Old Regal 8 1/2 Subordinated Note Indenture as amended in accordance with Section 5.1.11.

         "Old Regal 8 1/2% Subordinated Note Indenture" is defined in the third recital.

         "Old Regal Share" is defined in clause (c) of the second recital.

         "Option Redemption" is defined in clause (d) of the second recital.

         "Organizational Document" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation or limited liability agreement and any certificate of designations or similar instrument relating to the rights of preferred shareholders of such Person.

         "Other Permitted Acquisition" means any Permitted Acquisition (excluding, however, an Act III Acquisition, if any).

         "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

         "Participant" is defined in Section 10.11.2.

         "Payment Default" means a Default pursuant to Section 8.1.1.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

         "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA (other than a Multiemployer Plan) with respect to which the Borrower or any ERISA Affiliate may have any liability.

         "Percentage" means, relative to any Lender, the applicable percentage relating to (x) Revolving Loans, Term A Loans, Term B Loans or Term C Loans, as the case may be, as set forth below its name in Annex I hereto under the applicable column heading or as set forth in a Lender Assignment Agreement under the applicable column heading or (y) Additional Loans of any Series as set forth below its name in the Additional Financing Amendment pursuant to which the Additional Commitments for such Additional Loans were extended, in each case as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and the Eligible Assignee(s) and delivered pursuant to Section 10.11.1.; provided that upon the making of any Additional Commitments or Additional Loans pursuant to Section 2.8, each Lender's percentage shall be adjusted to reflect any appropriate change to such percentage at such time which shall have resulted from the making of any such Additional Commitments or Additional Loans. No Lender shall have any Commitment to make Revolving Loans, Term A Loans, Term B Loans or Term C Loans (as the case may be) if its percentage under the respective column heading is zero (0%).

         "Permitted Acquisition" is defined in clause (d) of Section 7.2.6.

         "Permitted Acquisition Come-Along Indebtedness" means any Indebtedness of a Person existing at the time of its becoming an Acquired Person and a Restricted Subsidiary as the result of a Permitted Acquisition which, when incurred, would have been permitted, assuming that such Person had then been a Restricted Subsidiary, pursuant to clause (i) of Section 7.2.1.

         "Permitted Acquisition Ordinary Course Indebtedness" means any Indebtedness of a Person existing at the time of its becoming an Acquired Person and a Restricted Subsidiary as the result of a Permitted Acquisition which, when incurred, would have been permitted, assuming that such Person had then been a Restricted Subsidiary, pursuant to clause (d) or (j) of Section 7.2.1.

         "Permitted Acquisition Subordinated Indebtedness" means:

                  (a) any unsecured Indebtedness of a Person existing at the time of its merger with the Borrower pursuant to a Permitted Acquisition and which thereby becomes Indebtedness of the Borrower and is subject to subordination, postponement, standstill and related provisions which are materially no less favorable to holders of senior indebtedness than those generally prevailing in the high-yield senior subordinated debt market when such Indebtedness was incurred; provided, however, that the Agents shall be reasonably satisfied that (x) the merger of such Person with the Borrower shall have occurred in accordance with (and without violation of) the terms of the instruments evidencing or governing such Indebtedness and (y) all Obligations shall constitute "senior debt" or "senior indebtedness" or the functionally equivalent term used in such instruments and the Lenders shall be fully entitled to the benefits of such subordination, postponement, standstill and related provisions; and

                  (b) any unsecured refinancing, refunding, renewal or extension by the Borrower of any Indebtedness referred to in clause (a) which, in the case of any refinancing or refunding, would constitute "Subordinated Debt" in accordance with clause (b) of the definition thereof; provided, however, that in the case of any bridge refinancing or refunding the interest rate applicable thereto need not comply with item (x) of such clause (b), subject, however, to the limitation that the interest rate and other compensation payable shall conform to pricing generally prevailing in the senior subordinated bridge loan market for issuers of comparable creditworthiness.

         "Permitted Additional Structured Indebtedness" means any Indebtedness which is assumed or incurred pursuant to clause (g) (excluding, however, Permitted Acquisition Ordinary Course Indebtedness, Permitted Acquisition Subordinated Indebtedness and Permitted Acquisition Come-Along Indebtedness) or
(k) of Section 7.2.1 or pursuant to clause (b) of Section 2.8 as Additional Loans and which, on the date on which it is assumed or incurred, has a Weighted Average Life to Maturity which is at least as long as the Weighted Average Life to Maturity of Indebtedness (excluding, however, all Additional Loans, Additional Commitments and Revolving Credit Commitment Amount Increases) outstanding under this Agreement, assuming that the Revolving Credit Commitments are fully drawn.

         "Permitted Lien" means:

                  (a) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or to the extent payment is not required pursuant to Section 7.1.4;

                  (b) Liens of carriers, warehousemen, mechanics, materialmen and landlords and other similar Liens imposed by law incurred in the ordinary course of business, in each case so long as such Liens could not reasonably be expected, to individually or in the aggregate, have a Material Adverse Effect;

                  (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory and regulatory obligations, bids, leases and contracts or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds or performance or return-of-money bonds;

                  (d) Liens consisting of judgment or judicial attachment liens in circumstances not constituting an Event of Default under Section 8.1.6;

                  (e) easements, rights-of-way, municipal and zoning ordinances or similar restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;

                  (f) Liens arising solely by virtue of any statutory or common law provision relating to banks' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that such deposit account is not a cash collateral account; and

                  (g) any interest or title of a lessor secured by a lessor's interest under any lease permitted by this Agreement, or any leases or subleases granted to others not interfering in any material respect with the business of the Borrower or the Restricted Subsidiary to which the property subject to such lease or sublease relates.

         "Permitted Ongoing Reinvestment Project" means the construction and completion of a motion picture theatre which was commenced, or is the subject of binding construction agreements which were executed and delivered, at a time when no Event of Default or Payment Default had occurred and was continuing.

         "Permitted Sale Leaseback" means any Sale Leaseback consummated by the Borrower or any Restricted Subsidiary with respect to any Real Estate of the Borrower or any Restricted Subsidiary; provided, however, that (x) such Sale Leaseback is consummated for fair value as determined at the time of consummation in good faith by the Board of Directors of the Borrower (which such determination may take into account any retained interest or other Investment of the Borrower or the applicable Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback) and (y) the proceeds of such Sale Leaseback are, to the extent required by clause (d) of Section 3.1.1, applied to the prepayment of Term Loans.

         "Permitted Securitization" means any structured financing (or series of related structured financings) by the Borrower or any Restricted Subsidiary that involves the sale, transfer or other disposition of Real Estate of the Borrower or any Restricted Subsidiary to a Real Estate Financing Subsidiary and the issuance by such Real Estate Financing Subsidiary of commercial paper, medium-term notes or any other forms of financing; provided, however, that (x) such structured financing is consummated for fair value as determined at the time of consummation in good faith by the Board of Directors of the Borrower (which such determination may take into account any retained interest or other Investment of the Borrower or the applicable Restricted Subsidiary in connection with, and any other material economic terms of, such structured financing) and (y) the proceeds of such structured financing are, to the extent required by clause (d) of Section 3.1.1, applied to the prepayment of Term Loans.

         "Person" means any natural person, corporation, limited liability company, partnership, joint venture, joint stock company, firm, association, trust or unincorporated organization, government, governmental agency, court or any other legal entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower or any Subsidiary sponsors or maintains or to which the Borrower or any Subsidiary makes, is making or is obligated to make contributions and includes any Pension Plan.

         "Pledge Agreement" means the Pledge Agreement executed and delivered by the Borrower on the Closing Date substantially in the form of Exhibit E hereto, as from time to time thereafter amended, supplemented, amended and restated or otherwise modified.

         "PNC Letters of Credit" is defined in Section 2.6.

         "Pro Forma Balance Sheet" is defined in clause (c) of Section 6.5.

         "Proxy Statement" means the notice of annual meeting and proxy statement, dated April 16, 1998, mailed to stockholders of Old Regal relative to the special meeting of stockholders to be held on May 18, 1998.

         "Qualified Preferred Stock" means Capital Stock of the Borrower which, by its terms or by the terms of any security into which it is convertible, exchangeable or otherwise,

                  (a) (x) is not, and, upon the happening of an event or passage of time, would not, be required to be redeemed (for consideration other than shares of common stock of the Borrower), (y) is not redeemable at the option of the holder thereof (for consideration other than shares of common stock of the Borrower) and (z) is not convertible into or exchangeable for debt securities of the Borrower (other than Subordinated Debt), in any case at any time prior to the tenth anniversary of the Closing Date; and

                  (b) does not entitle the holders thereof to receive dividends payable in cash at any time except as permitted by clause (f) (i) of
         Section 7.2.5.

         "Quarterly Payment Date" means the last day of each December, March, June and September, or, if any such day is not a Business Day, the next succeeding Business Day.

         "Rate Protection Agreement" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by the Borrower pursuant to the terms of this Agreement under which the counterparty to such agreement is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender.

         "Real Estate" means land, buildings and improvements owned or leased by the Borrower or any Subsidiary, but excluding, however, all operating fixtures and equipment, whether or not incorporated into improvements.

         "Real Estate Financing" means any Permitted Sale Leaseback or Permitted Securitization.

         "Real Estate Financing Subsidiary" means any special purpose entity of the Borrower or any Restricted Subsidiary formed in connection with a Permitted Securitization.

         "Reference Lender" means Scotiabank or Bank of America National Trust & Savings Association.

         "Refinancing" is defined in the clause (f) of the second recital.

         "Refunded Swing Line Loan" is defined in clause (b) of Section 2.3.2.

         "Register" is defined in clause (c) of Section 10.11.1.

         "Reimbursement Obligation" is defined in Section 2.6.3.

         "Rental Expense" means, for any period, the aggregate expense of the Borrower and Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, in respect of all rental obligations under operating leases for real or personal property (excluding, however, real estate taxes, common area maintenance charges and Capitalized Lease Liabilities).

         "Replaced Lender" is defined in Section 4.4.

         "Replacement Lender" is defined in Section 4.4.

         "Required Lenders" means, at any time,

                  (a) prior to the date of the making of the initial Credit Extensions hereunder, Non-Defaulting Lenders having a majority of the Commitments, taken as a whole, of all Non-Defaulting Lenders; and

                  (b) on and after the Closing Date, Non-Defaulting Lenders having or holding a majority of the sum (without duplication) of (x) the aggregate outstanding principal amount of the Loans, (including Additional Loans if any), plus (y) the aggregate amount of the Letter of Credit Outstandings plus (z) the unfunded amount of the Revolving Loan Commitment Amount (including Additional Commitments, if any), in each case, taken as a whole, of all Non-Defaulting Lenders.

         "Required Revolving Lenders" means, at any time, Non-Defaulting Lenders having or holding a majority of the sum (without duplication) of (x) the aggregate outstanding principal amount of the Revolving Loans and Swing Line Loans, plus (y) the aggregate amount of the Letter of Credit Outstandings plus
(z) the unfunded amount of the Revolving Loan Commitment Amount, in each case, taken as a whole, of all such Non-Defaulting Lenders.

         "Required Term Lenders" means, at any time,

                  (a) prior to the date of the making of the initial Credit Extensions hereunder, Non-Defaulting Lenders having a majority of the Term A Loan Commitment, the Term B Loan Commitment and the Term C Loan Commitment, taken as a whole, of all such Non-Defaulting Lenders; and

                  (b) on and after Closing Date, Non-Defaulting Lenders then holding a majority of the aggregate outstanding principal amount of the Term Loans, taken as a whole, of all such Non-Defaulting Lenders.

         "Required Term Series Lenders" means, at any time relative to any Series of Term Loans, Non-Defaulting Lenders then holding a majority of the aggregate outstanding principal amount of all Term Loans of such Series, taken as a whole, of all such Non-Defaulting Lenders.

         "Responsible Officer" means, relative to any Person, its chief executive officer, its president or any vice president, managing director, chief financial officer, treasurer, controller and, with respect to non-financial matters, secretary or assistant secretary, or other officer thereof having substantially the same authority and responsibility.

         "Restricted Payment" means (x) any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of Capital Stock of the Borrower, (y) any purchase, redemption or other acquisition for value of any shares of Capital Stock of the Borrower or warrants, rights or options to acquire such shares, now or hereafter outstanding, or (z) any payment, prepayment, purchase, redemption or defeasance of any Subordinated Debt.

         "Restricted Subsidiary" means each Subsidiary of the Borrower which is neither an Unrestricted Subsidiary nor a Real Estate Financing Subsidiary.

         "Revolving Credit Commitment Amount Increase" is defined in Section
2.8. The aggregate amount, at any time, of Revolving Credit Commitment Amount Increases (including for purposes of Section 2.2.2, Section 2.8 and clauses (g) and (k) of Section 7.2.1) shall be the aggregate amount of all Revolving Credit Commitment Amount Increases made at or prior to such time pursuant to Section
2.8 less the aggregate amount of all voluntary reductions of the Revolving Loan Commitment Amount made while any such Revolving Credit Commitment Amount Increases shall be in effect and prior to such time; provided, however, that any Revolving Credit Commitment Amount Increase constituting Act III Additional Financing shall be excluded from calculations made pursuant to clause (b) of
Section 2.8 and clauses (g) and (k) of Section 7.2.1.

         "Revolving Loan" is defined in clause (a) of Section 2.1.1.

         "Revolving Loan Commitment" is defined in clause (a) of Section 2.1.1.

         "Revolving Loan Commitment Amount" means, on any date, $350,000,000, as such amount may be from time to time increased by Revolving Credit Commitment Amount Increases pursuant to Section 2.8 or reduced pursuant to Section 2.2.

         "Revolving Loan Commitment Termination Date" means the earliest of

                  (a) June 15, 1998 (if the initial Credit Extensions have not occurred on or prior to such date);

                  (b) the Business Day immediately preceding the seventh anniversary of the Closing Date;

                  (c) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

                  (d) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (c) or (d), the Revolving Loan Commitments shall terminate automatically and without any further action.

         "Revolving Note" means (x) a promissory note, if any, executed and delivered by the Borrower pursuant to clause (b) of Section 2.7 and payable to any Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans and (y) all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Sale Leaseback" means any transaction or series of related transactions pursuant to which the Borrower or any Restricted Subsidiary sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

         "S&P" means Standard & Poor's Rating Service.

         "Scotiabank" is defined in the preamble.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of

                  (a)  the difference of

                           (i) the excess on such day of Total Funded Debt
                  outstanding (excluding, however, Subordinated Debt) over Unrestricted Cash,

         minus

                           (ii) the lesser of (x) $50,000,000 and (y) Total
                  Funded Debt outstanding on such day incurred in connection with the construction of motion picture theatres that, on such day, are not open for business to

                  (b) Adjusted EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

         "Series" means, relative to

                  (a) Term Loans, as the context may require, all Term A Loans, all Term B Loans or all Term C Loans; and

                  (b) Additional Loans made as term loans, all Additional Loans made pursuant to an Additional Financing Amendment as a single series of Additional Loans.

         "Sponsor" means HMTF or KKR.

         "Sponsor Fund Contribution" is defined in clause (a) of the second recital.

         "Stated Amount" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof, as such amount may be amended from time to time.

         "Stated Expiry Date" is defined in Section 2.6.

         "Stated Maturity Date" means

                  (a) relative to all Swing Line Loans, Revolving Loans and Term A Loans, the seventh anniversary of the Closing Date;

                  (b) relative to all Term B Loans, the eighth anniversary of the Closing Date;

                  (c) relative to all Term C Loans, the ninth anniversary of the Closing Date; and

                  (d) relative to Additional Loans, if any, the final stated maturity therefor established pursuant to Section 2.8.

         "Subordinated Debt" means

                  (a)  the 9 1/2% Subordinated Notes;

                  (b) at any time after the Closing Date, any Old Regal 8 1/2% Subordinated Notes then remaining outstanding;

                  (c) any other unsecured subordinated Indebtedness of the Borrower (w) having no mandatory payments or prepayments of principal, or mandatory redemptions which are scheduled or may otherwise be required to be made (excluding, however, pursuant to customary high-yield put rights arising upon the occurrence of (1) a change of control under circumstances no more advantageous to the holders of such Subordinated Debt than those provided under the definition of the term "Change of Control" in the 9 1/2% Subordinated Notes or (2) an asset sale the Net Cash Proceeds of which are retained by the Borrower in accordance with clause (b)(iii) of Section 3.1.2) prior to the tenth anniversary of the Closing Date, (x) bearing interest at a rate not to exceed the rate then generally prevailing in the high-yield senior subordinated debt market for issuers of comparable creditworthiness, (y) having terms of subordination, standstill, postponement and related provisions which are materially no less favorable to the Lenders than the corresponding terms of the 9 1/2% Subordinated Note and (z) which are otherwise (except as otherwise consented to by the Agents) in all respects material to the Lenders (including as to voting percentages necessary for waivers, amendments, accelerations, rescissions and the commencement of litigation), consistent with customary high-yield senior subordinated debt issuances; and

                  (d) Permitted Acquisition Subordinated Indebtedness.

         "Subsidiary" means, relative to any Person, any other corporation, partnership or other business entity of which more than 50% of the outstanding Voting Stock is at the time directly or indirectly owned by such Person. Unless the context otherwise specifically requires, the term "Subsidiary" shall be a reference to a Subsidiary of the Borrower.

         "Successor Borrower" is defined in clause (d) of Section 7.2.6.

         "Supermajority Revolving Lenders" means, at any time, Non-Defaulting Lenders having or holding at least 66-2/3% of the sum (without duplication) of the aggregate outstanding principal amount of the Revolving Loans and the Swing Line Loans, the aggregate amount of the Letter of Credit Outstandings the unfunded amount of the Revolving Loan Commitment Amount, in each case, taken as a whole, of all such Non-Defaulting Lenders.

         "Supermajority Term Lenders" means, at any time,

                  (a) prior to the date of the making of the initial Credit Extension hereunder, Non-Defaulting Lenders having at least 66-2/3% of the Term A Loan Commitment, Term B Loan Commitment and Term C Loan Commitment, taken as a whole, of all such Non-Defaulting Lenders; and

                  (b) on and after the Closing Date, Non-Defaulting Lenders having or holding at least 66-2/3% of the aggregate outstanding principal amount of all Term Loans, taken as a whole, of all such Non-Defaulting Lenders.

         "Surviving Regal" is defined in clause (b) of the second recital.

         "Surviving Regal Common Share" means a share of common stock, $0.00 par value per share, of Surviving Regal.

         "Surviving Regal Preferred Share" means a share of Series A Convertible Preferred Stock, $0.01 par value per share of Surviving Regal which is mandatorily convertible into Surviving Regal Common Shares on the seventh day after the Closing Date.

         "Swing Line Lender" means, subject to the terms of this Agreement, Scotiabank, its successors and assigns.

         "Swing Line Loan" is defined in clause (b) of Section 2.1.1.

         "Swing Line Loan Commitment" is defined in clause (b) of Section 2.1.1.

         "Swing Line Loan Commitment Amount" means, on any date, $15,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

         "Swing Line Note" means (x) a promissory note, if any, executed and delivered by the Borrower pursuant to clause (b) of Section 2.7 and payable to the Swing Line Lender, in the form of Exhibit A-5 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Syndication Agent" is defined in the preamble and, in addition, shall include each other Person as shall have subsequently been appointed as the successor Syndication Agent pursuant to Section 9.4.

         "Syndication Memorandum" means the confidential information memorandum, dated May 1998, containing information describing the Borrower for distribution to prospective Lenders in connection with this Agreement

         "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, however, in the case of each Lender and the Administrative Agent, respectively, taxes imposed on any Lender or the Administrative Agent as a result of a present or former connection between such Lender or the Administrative Agent and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender or the Administrative Agent having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement).

         "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on the service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for Dollar deposits).

         "Term A Loan" is defined in clause (a) of Section 2.1.3.

         "Term A Loan Commitment" is defined in clause (a) of Section 2.1.3.

         "Term A Loan Commitment Amount" means, on any date, $120,000,000.

         "Term A, B, and C Loan Commitment Termination Date" means the earliest of

                  (a) June 15, 1998 (if each of the Term Loans have not been made on or prior to such date);

                  (b) the Closing Date (immediately after the making of the Term Loans on such date); and

                  (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Term A Loan Commitments, the Term B Loan Commitments and the Term C Loan Commitments shall terminate automatically and without any further action.

         "Term A Note" means (x) a promissory note, if any, executed and delivered by the Borrower pursuant to clause (b) of Section 2.7 and payable to any Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term A Loans and (y) all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Term B Loan" is defined in clause (b) of Section 2.1.3.

         "Term B Loan Commitment" is defined in clause (b) of Section 2.1.3.

         "Term B Loan Commitment Amount" means, on any date, $120,000,000.

         "Term B Note" means (x) a promissory note, if any, executed and delivered by the Borrower pursuant to clause (b) of Section 2.7 and payable to any Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term B Loans and (y) all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Term C Loan" is defined in clause (c) of Section 2.1.3.

         "Term C Loan Commitment" is defined in clause (c) of Section 2.1.3.

         "Term C Loan Commitment Amount" means, on any date, $135,000,000.

         "Term C Note" means (x) a promissory note, if any, executed and delivered by the Borrower pursuant to clause (b) of Section 2.7 and payable to any Lender, in the form of Exhibit A-4 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term C Loans and (y) all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Term Loans" means, collectively, the Term A Loans, the Term B Loans and the Term C Loans and the Additional Loans, if any, made as term loans.

         "Test Period" means, relative to certain determinations to be made under this Agreement at any time, the four consecutive Fiscal Quarters most recently elapsed.

         "Total Funded Debt" means, on any date (and without duplication), the aggregate outstanding principal amount of all Indebtedness of the Borrower and Restricted Subsidiaries of the type referred to in clauses (a) and (c), and all unreimbursed drawings in respect of Indebtedness described in clause (b), in each case of the definition of "Indebtedness" (excluding, however, intercompany Indebtedness between the Borrower and any Restricted Subsidiary or between any Restricted Subsidiaries).

         "Total Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of

                  (a) the excess on such day of Total Funded Debt outstanding over Unrestricted Cash to

                  (b) Adjusted EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

         "Transaction" means the Sponsor Fund Contributions, the Merger, the Conversion, the Management Roll-Over, the Option Redemption, the HMTF/KKR Swap, the issuances of the Additional Equity and 9 1/2% Subordinated Notes, the completion of the transactions contemplated to occur by the Offer to Purchase, the initial Credit Extensions, the Refinancing and all other transactions contemplated hereby (including pursuant to Section 5.1) to occur on the Closing Date, including the payment of Transaction Costs.

         "Transaction Cost" means any fee, cost, charge or expense payable by the Borrower or any Subsidiary in connection with the Transaction.

         "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

         "U.C.C." means the Uniform Commercial Code as from time to time in effect in the State of New York.

         "UCP" is defined in Section 2.6.5.

         "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

         "Unrelated Final Maturity Payment" means, relative to any Indebtedness of any Person, the final payment of principal of such Indebtedness becoming due on the final stated maturity thereof if such final payment would not, consistent with prevailing market practices, reasonably be considered to be substantively an interim installment of a set of related Indebtedness rather than a final maturity of a separate Indebtedness based on its contractual relationship with other Indebtedness and other indicia of common interests and risks (including requirements to share payments or collateral proceeds or abide by collective voting procedures).

         "Unrestricted Cash" means on any day the excess of (x) all cash of the Borrower and Restricted Subsidiaries on such day over (y) $3,000,000.

         "Unrestricted Subsidiary" means

                  (a) any Subsidiary that is first created or acquired by the Borrower or a Restricted Subsidiary after the Closing Date if (x) the acquisition price therefor is funded by the Borrower or such Restricted Subsidiary in accordance with clause (h) of Section 7.2.4 and (y) such Subsidiary is designated by the Borrower as an Unrestricted Subsidiary in a notice delivered to the Agents prior to or reasonably promptly after such creation or acquisition;

                  (b) any Subsidiary that is first created or acquired after the Closing Date by an Unrestricted Subsidiary created or acquired in accordance with the provisions of this definition;

                  (c) any Restricted Subsidiary existing on the Closing Date which is subsequently re-designated as an Unrestricted Subsidiary by the Borrower in a notice to the Agents; provided, however, that such re-designation shall be deemed to be an Investment pursuant to clause
         (h) of Section 7.2.4 on the date of such re-designation in an Unrestricted Subsidiary in an amount equal to the sum of (x) the net worth of such re-designated Restricted Subsidiary immediately prior to such re-designation (such net worth to be calculated without regard to any Guaranty provided by such re-designated Restricted Subsidiary) plus
         (y) the aggregate principal amount of any Indebtedness owed by such re-designated Restricted Subsidiary to the Borrower or any other Restricted Subsidiary immediately prior to such re-designation, all calculated, except as set forth in the parenthetical to the foregoing item (x), on a consolidated basis in accordance with GAAP;

provided, however, that, in each case, the provisions of clause (h) of Section
7.2.4 are not breached in connection with such creation, acquisition or re-designation, and that promptly after the date of such creation, acquisition or re-designation, as applicable, such Subsidiary and the Borrower enter into a tax sharing agreement containing terms that, in the reasonable judgment of the Borrower and the Agents, provide for appropriate allocation of tax liabilities and benefits. Notwithstanding anything to the contrary herein,

                  (d) a Restricted Subsidiary cannot be a Subsidiary of an Unrestricted Subsidiary;

                  (e) an Unrestricted Subsidiary cannot be designated as a Restricted Subsidiary except (x) with prior notice to the Agents and
         (y) if a Default has occurred and is continuing or would result from such re-designation; at the time of any notice of re-designation by the Borrower to the Agents of any Unrestricted Subsidiary as a Restricted Subsidiary in accordance with this clause, the Unrestricted Subsidiary so re-designated shall no longer constitute an Unrestricted Subsidiary; and

                  (f) in order for any Unrestricted Subsidiary to be permitted to be created or acquired (or re-designated in accordance with clause
         (c)) or to continue to exist, no recourse whatsoever may be had to the Borrower or any Restricted Subsidiary or any of their respective properties in respect of any obligations or liabilities (contingent or otherwise) of such Unrestricted Subsidiary except to the extent the aggregate maximum amount of such recourse constituted when made as an Investment permitted pursuant to clause (h) of Section 7.2.4.

         "Voting Stock" means, relative to any Person, Capital Stock of any class or kind, including any Capital Stock of such Person of any other class or kind which is then convertible Capital Stock of such class or kind but, ordinarily having the power to vote (and irrespective of whether at the time Capital Stock of such Person of any other class or kind shall or might upon the occurrence of a contingency have voting power) for the election of directors, managers or other voting members of the governing body of such Person.

         "Weighted Average Life to Maturity" means, relative to any Indebtedness at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing

                  (a) the then outstanding principal amount of such Indebtedness into

                  (b)  the total of the product obtained by multiplying

                           (i) the amount of each then remaining installment,
                  sinking fund, serial maturity or other required payments of principal, including payment of final maturity, in respect thereof,

         by

                           (ii) the number of years (calculated to the nearest
                  one-twelfth) that will elapse between such date and the making of such payment.

         "wholly-owned" means, relative to any direct or indirect Subsidiary, any Subsidiary all of the outstanding Capital Stock of which is owned directly or indirectly by the Borrower.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document, the Disclosure Schedule, or any Borrowing Request, Issuance Request, Continuation/Conversion Notice, Compliance Certificate, Closing Date Certificate, solvency certificate, Lender Assignment Agreement, notice or other communications delivered from time to time in connection with this Agreement or any other Loan Document.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article, Section, definition or recital are references to such Article, Section, definition or recital of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section, definition or recital to any clause are references to such clause of such Article, Section, definition or recital.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document, or in any Compliance Certificate or solvency certificate, shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.3) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with, those generally accepted accounting principles and policies ("GAAP") applied in the preparation of the audited financial statements referred to in clause (a) of
Section 6.5; provided, however, that at any time the computations determining compliance with Section 7.2 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders pursuant to
Section 7.1.1, such financial statements shall be accompanied by reconciliation work-sheets. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and Restricted Subsidiaries, in each case without duplication.


                                   ARTICLE II

                       COMMITMENTS, BORROWING AND ISSUANCE
                     PROCEDURES, NOTES AND LETTERS OF CREDIT

         SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Section 2.1.4, Section 2.1.5 and Article V),

                  (a) each Lender severally agrees to make Loans (other than Swing Line Loans) pursuant to the Commitments and the Swing Line Lender severally agrees to make Swing Line Loans pursuant to the Swing Line Loan Commitment, in each case as described in this Section 2.1; and

                  (b) the Issuer severally agrees that it will issue Letters of Credit pursuant to Section 2.1.2, and each other Lender that has a Revolving Loan Commitment severally agrees that it will purchase participation interests in such Letters of Credit pursuant to Section 2.6.1.

         SECTION 2.1.1. Revolving Loan Commitment and Swing Line Loan Commitment. From time to time on any Business Day occurring on and after the Closing Date but prior to the Revolving Loan Commitment Termination Date,

                  (a) each Lender that has a Revolving Loan Commitment will make a loan (with respect to such Lender, its "Revolving Loan") to the Borrower equal to such Lender's Percentage of the aggregate amount of each Borrowing of the Revolving Loans requested by the Borrower to be made on such day (the Commitment of each such Lender described in this clause being its "Revolving Loan Commitment"). On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow the Revolving Loans.

                  (b) the Swing Line Lender will make a loan (a "Swing Line Loan") to the Borrower equal to the principal amount of the Swing Line Loan requested by the Borrower to be made on such day (the Commitment of the Swing Line Lender described in this clause being its "Swing Line Loan Commitment"). On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Swing Line Loans.

         SECTION 2.1.2. Letter of Credit Commitment. From time to time on any Business Day occurring on and after the Closing Date but prior to the Revolving Loan Commitment Termination Date, the Issuer will

                  (a) issue one or more standby or documentary letters of credit (a "Letter of Credit") for the account of the Borrower in the Stated Amount requested by the Borrower on such day; or

                  (b) extend the Stated Expiry Date of an existing standby Letter of Credit previously issued hereunder to a date not later than the earlier of (x) the Revolving Loan Commitment Termination Date and
         (y) one year from the date of such extension.

         SECTION 2.1.3. Term Loan Commitments. In a single Borrowing occurring on the Closing Date, each Lender that has a Term A Loan Commitment, a Term B Loan Commitment or a Term C Loan Commitment, as applicable,

                  (a) will make a loan (with respect to such Lender, its "Term A Loan") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Term A Loans requested by the Borrower to be made on the Closing Date (the commitment of each such Lender described in this clause being its "Term A Loan Commitment");

                  (b) will make a loan (with respect to such Lender, its "Term B Loan") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Term B Loans requested by the Borrower to be made on the Closing Date (with the commitment of each such Lender described in this clause being its "Term B Loan Commitment"); and

                  (c) will make a loan (with respect to such Lender, its "Term C Loan") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Term C Loans requested by the Borrower to be made on the Closing Date (the commitment of each such Lender described in this clause being its "Term C Loan Commitment").

No amounts paid or prepaid with respect to Term A Loans, Term B Loans or Term C Loans may be reborrowed.

         SECTION 2.1.4. Lenders Not Permitted or Required to Make Loans. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of

                  (a)  all Revolving Loans

                           (i) of all Lenders with a Revolving Loan Commitment
                  and the outstanding principal amount of all Swing Line Loans, together with the aggregate amount of all Letter of Credit Outstandings, would exceed the then existing Revolving Loan Commitment Amount, or

                           (ii) of such Lender with a Revolving Loan Commitment,
                  together with such Lender's Percentage of the aggregate amount of all Letter of Credit Outstandings, and such Lender's Percentage of the outstanding principal amount of all Swing Line Loans, would exceed such Lender's Percentage of the then existing Revolving Loan Commitment Amount;

                  (b) all Term A Loans, all Term B Loans or all Term C Loans (as the case may be)

                           (i) of all Lenders made on the Closing Date would
                  exceed the Term A Loan Commitment Amount (in the case of Term A Loans) or the Term B Loan Commitment Amount (in the case of Term B Loans) or the Term C Loan Commitment Amount (in the case of Term C Loans), or

                           (ii) of such Lender with a Term A Loan Commitment,
                  with a Term B Loan Commitment or with a Term C Loan Commitment Amount, as applicable, made on the

                  Closing Date would exceed such Lender's Percentage of the Term A Loan Commitment Amount (in the case of Term A Loans), the Term B Loan Commitment Amount (in the case of Term B Loans) or the Term C Loan Commitment Amount (in the case of Term C Loans); or

                  (c) all Swing Line Loans would exceed the then existing Swing Line Loan Commitment Amount.

         SECTION 2.1.5. Issuer Not Permitted or Required to Issue Letters of Credit. The Issuer shall not be permitted or required to issue any Letter of Credit if,

                  (a) after giving effect thereto, (x) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (y) the sum of the aggregate amount of all Letter of Credit Outstandings plus the then outstanding aggregate principal amount of all Revolving Loans and Swing Line Loans would exceed the Revolving Loan Commitment Amount; or

                  (b) a Lender Default known to the Issuer exists or the Issuer becomes aware of any Lender being a Non-Performing Lender, unless the Issuer has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Issuer's risk with respect to the participation in Letter of Credit Outstandings by each Defaulting Lender and each Non-Performing Lender, including cash collateralizing such Defaulting Lender's (or such Non-Performing Lender's, as the case may be) Percentage of Letter of Credit Outstandings in respect thereof.

         SECTION 2.2. Reduction of the Commitment Amounts. The Commitment Amounts are subject to reduction from time to time pursuant to this Section 2.2.

         SECTION 2.2.1. Optional. The Borrower may, from time to time on any Business Day occurring after the Effective Date, voluntarily reduce the amount of the Revolving Loan Commitment Amount, the Swing Line Loan Commitment Amount or the Letter of Credit Commitment Amount on the Business Day so specified by the Borrower; provided, however, that all such reductions shall require at least three Business Day's prior notice to the Administrative Agent (and the Swing Line Lender in the case of a reduction to the Swing Line Commitment Amount) and shall be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $250,000. Upon termination of the Revolving Loan Commitment Amount, Letter of Credit Outstandings then existing which have been fully cash collateralized to the satisfaction of the applicable Issuers shall no longer be considered "Letter of Credit Outstandings" hereunder, and any participating interest heretofore granted by the applicable Issuers to the Lenders with a Revolving Loan Commitment shall be deemed terminated, provided that fees payable pursuant to
Section 3.3.3. shall continue to accrue to the applicable Issuers with respect to the applicable Letters of Credit until the expiry thereof.

         SECTION 2.2.2. Mandatory. On each anniversary of the Closing Date set forth below, the then existing Revolving Loan Commitment Amount shall, without any further action, automatically and permanently be reduced to an amount equal to the product of (x) the percentage set forth below opposite such anniversary date times (y) the sum of the Revolving Loan Commitment Amount on the Effective Date plus the amount of the Revolving Credit Commitment Amount Increases effective on such anniversary date (unless on or prior to any such date the Revolving Loan Commitment Amount shall have been reduced to a lesser amount, in which case the Revolving Loan Commitment Amount shall not be required to be reduced below):


                                             % of Maximum
      Anniversary of                       Revolving Credit
     the Closing Date                      Commitment Amount
-------------------------             ----------------------------
        Fourth                                   92%
        Fifth                                    80%
        Sixth                                    60%

provided, however, that on the Revolving Loan Commitment Termination Date, the Revolving Loan Commitment Amount shall be zero.

         SECTION 2.3. Obtaining Loans. Loans (other than Swing Line Loans) shall be made by the Lenders in accordance with Section 2.3.1, and Swing Line Loans shall be made by the Swing Line Lender in accordance with Section 2.3.2.

         SECTION 2.3.1. Borrowings. In the case of other than Swing Line Loans, by delivering a Borrowing Request to the Administrative Agent on or before 2:00 p.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably request (including by telephonic notice promptly confirmed in writing), on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of $5,000,000 and an integral multiple of $500,000, in the case of Base Rate Loans, in a minimum amount of $3,000,000 and an integral multiple of $500,000 or, in either case, in the unused amount of the applicable Commitment, or, in the case of Refunded Swing Line Loans, the amount thereof. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. In the case of other than Swing Line Loans, on or before 12:00 noon (New York City time) on such Business Day each Lender that has a Commitment to make the Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

         SECTION 2.3.2. Swing Line Loans. (a) By telephonic notice, promptly followed (within one Business Day) by the delivery of a confirming Borrowing Request, to the Administrative Agent and the Swing Line Lender on or before 2:00 p.m., New York City time, on the Business Day the proposed Swing Line Loan is to be made, the Borrower may from time to time irrevocably request that a Swing Line Loan be made by the Swing Line Lender in an aggregate minimum principal amount of $250,000 and an integral multiple of $50,000. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender to the Borrower (x) in the case that telephonic notice is received on or prior to 11:00 a.m., New York City time on a Business Day, by 3:30 p.m., New York City time such the Business Day and (y) in the case that telephonic notice is received after 11:00 a.m. and before 2:00 p.m.,

New York City time, by its close of business on such Business Day, by wire transfer to the account the Borrower shall have specified in its notice therefor.

         (b) If (x) any Swing Line Loan shall be outstanding for more than five Business Days, (y) any Swing Line Loan is or will be outstanding on a date when the Borrower requests that a Revolving Loan be made or (z) any Default shall occur and be continuing, then, each Lender with a Revolving Loan Commitment (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Administrative Agent (on behalf of, and at the request of, the Swing Line Lender), make a Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender's Percentage of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans being hereinafter referred to as the "Refunded Swing Line Loans"). On or before 11:00 a.m. (New York City time) on the first Business Day following receipt by each such Lender of a request to make Revolving Loans as provided in the preceding sentence, each such Lender shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans. At the time such Lenders make such Revolving Loans, the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, Revolving Loans in an amount equal to its Percentage of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any Revolving Loans pursuant to this clause (b), the amount so funded shall become outstanding under such Lender's Revolving Note and shall no longer be owed under the Swing Line Note. All interest payable with respect to any Revolving Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this clause (b) shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such Revolving Loans were made. The obligation of each Lender with a Revolving Loan Commitment to make the Revolving Loans referred to in this clause (b) shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (2) the occurrence or continuance of any Default; (3) any adverse change in the condition (financial or otherwise) of the Borrower; (4) the acceleration or maturity of any Loans or the termination of any Commitment after the making of any Swing Line Loan; (5) any breach of this Agreement or any other Loan Document by the Borrower or any Lender; or (6) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         (c) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent or the Swing Line Lender, as the case may be, may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent or the Swing Line Lender, as the case may be, in good faith to be from an Authorized Officer of the Borrower (or a designee of such Authorized Officer). In each such case the record of the Administrative Agent or the Swing Line Lender, as the case may be, of the terms of any such telephonic notice shall be conclusive absent manifest error.

         SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/ Conversion Notice to the Administrative Agent on or before 10:00 a.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Days' notice in the case of any Loans that are to be converted into Base Rate Loans, or three Business Days' notice in the case of any Loans that are to be continued as, or converted into, LIBO Rate Loans, and in either case not more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $250,000, in the case of any Loans that are to be continued as, or converted into, LIBO Rate Loans, or an aggregate minimum amount of $3,000,000 and an integral multiple of $250,000, in the case of any Loans that are to be converted into Base Rate Loans, be, in the case of Base Rate Loans, converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically be continued as a LIBO Rate Loan having an Interest Period of one month); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and (y) if any Default is in existence at the applicable time of any proposed continuation of, or conversion into, any LIBO Rate Loans and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such continuation or conversion and have notified the Borrower telephonically or in writing thereof, the Borrower may not elect to have a Loan converted into or continued as a LIBO Rate Loan and any outstanding LIBO Rate Loans shall be automatically converted on the last day of the current Interest Period applicable thereto into a Base Rate Loan.

         SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; provided, however, further, that in no event shall the Borrower be obligated to pay to any Lender any amounts pursuant to Sections 4.1, 4.2, 4.3, 4.5 or 4.6 that would not have arisen but for such Lender's election pursuant to the first sentence of this Section (it being acknowledged and agreed that any change in lending office or other action taken by a Lender in accordance with Section 4.7 shall not be considered to be an "election" by such Lender under this Section).

         SECTION 2.6. Issuance Procedures. By delivering to the Administrative Agent an Issuance Request on or before 10:00 a.m., New York City time, on a Business Day, the Borrower may, from time to time irrevocably request, on not less than three nor more than ten Business Days' notice, in the case of an initial issuance of a Letter of Credit for the account of the Borrower, and not less than three Business Days' prior notice to the date any issued Letter of Credit containing an "evergreen" or similar automatic extension feature is scheduled to automatically be extended unless the beneficiary thereof shall have received notice to the contrary from the Issuer and subject to the Issuer's right not to extend if the conditions precedent to issuance of such a Letter of Credit would not be satisfied, in the case of a request for the extension of the Stated Expiry Date of a standby Letter of Credit, that the Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit in such form as may be requested by the Borrower and complying with the provisions hereof. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of

                  (a) in the case of a standby Letter of Credit, (x) the Revolving Loan Commitment Termination Date and (y) one year from the date of its issuance; and

                  (b) in the case of a documentary Letter of Credit, (x) the Revolving Loan Commitment Termination Date and (y) 180 days from the date of its issuance.

The Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder. Notwithstanding anything to the contrary herein, the letters of credit described in Schedule II hereto are deemed to be "Letters of Credit" hereunder issued by PNC Bank, N.A. (the "PNC Letters of Credit") and PNC Bank, N.A. shall be an "Issuer" hereunder solely (as of the Closing Date) with respect to the PNC Letters of Credit.

         SECTION 2.6.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender (other than the Issuer) that has a Revolving Loan Commitment shall be deemed to have irrevocably purchased, to the extent of its Percentage of the Revolving Loan Commitment Amount, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Lender shall, to the extent of its Percentage of the Revolving Loan Commitment Amount, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with
Section 2.6.3. In addition, such Lender shall, to the extent of its Percentage of the Revolving Loan Commitment Amount, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit (other than the issuance fees payable to the Issuer of such Letter of Credit pursuant to the last sentence of Section 3.3.3) and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed the Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

         SECTION 2.6.2. Disbursements. The Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m., New York City time, on the first Business Day following the Disbursement Date, the Borrower will reimburse the Administrative Agent, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum then in effect for Base Rate Loans plus the Applicable Margin for Revolving Loans pursuant to Section 3.2 for the period from the Disbursement Date through the date of such reimbursement; provided, however, that unless the Borrower shall have notified the Administrative Agent and the Issuer prior to such time on the Disbursement Date, the Borrower will be deemed to have requested (and shall deliver a Borrowing Request within one Business Day of the Disbursement Date confirming) that a Swing Line Loan be made in the amount of such reimbursement and the Administrative Agent shall so notify the Swing Line Lender which shall, subject, however, to the conditions of Section 2.3.2 (except for the notice, the minimum principal amount and the integral amount requirements), make a Swing Line Loan in such amount (the proceeds of which will be wired to the Issuer unless the Issuer and the Swing Line Lender are the same Person, in which case a book-entry transfer may be made). Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the Issuer upon each Disbursement of a Letter of Credit.

         SECTION 2.6.3. Reimbursement. The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrower to reimburse the Issuer, each Lender's (to the extent it has a Revolving Loan Commitment) obligation under Section 2.6.1 to reimburse the Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against the Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that, after paying in full its Reimbursement Obligation hereunder, nothing herein shall preclude the right of such Lender to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct as determined by a court of competent jurisdiction on the part of the Issuer; provided, however, further, that, in any event, the Borrower may have a claim against the Issuer, and the Issuer may be liable to the extent (but only to the extent) of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuer's wilful misconduct or gross negligence as determined by a court of competent jurisdiction or the Issuer's wilful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a demand for payment strictly complying with the terms and conditions of such Letter of Credit.

         SECTION 2.6.4. Nature of Reimbursement Obligations. The Borrower and, to the extent set forth in Section 2.6.1, each Lender with a Revolving Loan Commitment shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or wilful misconduct) shall not be responsible for:

                  (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                  (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

                  (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Lender with a Revolving Loan Commitment hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrower and each such Lender, and shall not put the Issuer under any resulting liability to the Borrower or any such Lender, as the case may be.

         SECTION 2.6.5. Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to such Letter of Credit.

         SECTION 2.7. Loan Accounts and Notes. (a) The Loans made by each Lender and the Letters of Credit issued by the Issuer shall be evidenced by one or more loan accounts or records maintained by the Administrative Agent in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent shall be conclusive absent clearly demonstrable error of the amount of the Loans made by the Lenders to, and the Letters of Credit issued by the Issuer for the account of, the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans and the Reimbursement Obligations.

         (b) Upon the request of any Lender made through the Administrative Agent, solely to facilitate the pledge or assignment of its Loans to any Federal Reserve Bank or to comply with state law or regulations applicable to such Lender pursuant to clause (b) of Section 10.11.1, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender is irrevocably authorized by the Borrower to endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made, continued or converted by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Lender's record shall be conclusive absent clearly demonstrable error; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Lender.

         SECTION 2.8. Additional Commitments and Loans, etc. Anything in this Agreement (including Section 10.1) to the contrary notwithstanding, any Lender may agree with the Borrower and the Agents (which Agents shall not unreasonably withhold their agreement) and without the consent of the Required Lenders

                  (a) to increase (a "Revolving Credit Commitment Amount Increase") its Revolving Loan Commitment (and such Lender's Percentage and the Revolving Loan Commitment Amount may be increased accordingly) and to make additional term loans hereunder, to refinance, in connection with an Act III Acquisition becoming effective on or prior to the date which is 120 days after the Effective Date, all Obligations then outstanding under (and as defined in) the Act III Credit Agreement and to repay the Subordinated Debt issued by Act III (and as defined in the Act III Credit Agreement), provided, however, that such Revolving Credit Commitment Amount Increases and Additional Loans (collectively, the "Act III Additional Financing") shall (i) be in an amount (which shall include all Loans outstanding under (and as defined in) the Act III Credit Agreement immediately prior to such refinancing by the Act III Additional Financing and the portion of the "Revolving Loan Commitments" under (and as defined in) the Act III Credit Agreement to be included as Additional Commitments hereunder), the aggregate of which shall not exceed $495,000,000 plus the amount of all interest, fees and other expenses then accrued and unpaid under the Act III Credit Agreement, (ii) have a Weighted Average Life to Maturity on the day of such refinancing which is at least as long as the Weighted Average Life to Maturity on such day of all Loans outstanding immediately prior to such refinancing under (and as defined in) the Act III Credit Agreement as in effect on the Effective Date and (iii) have rates of interest calculated in a manner which is no higher than the rates provided under the existing Act III Credit Agreement as in effect on the Effective Date; and

                  (b) to extend additional commitments (together with the Act III Additional Financing, the "Additional Commitments") to make other revolving credit loans or term loans hereunder (together with the Loans constituting the Act III Additional Loans, "Additional Loans"), to finance Other Permitted Acquisitions, provided, that, (w) the sum on the date of the financing of each such Other Permitted Acquisition of the aggregate original principal amount of the Revolving Credit Commitment Amount Increases and Additional Commitments (in each case, other than pursuant to the Act III Additional Financing) to finance such Other Permitted Acquisition, plus the aggregate amount of all Revolving Credit Commitment Amount Increases and all continuing Additional Commitments (or, in the case of Additional Commitments for term loans, the outstanding principal amount thereof) made previously to finance Other Permitted Acquisitions plus the aggregate outstanding principal amount of Indebtedness permitted by clauses (g) (excluding, however, Permitted Acquisition Ordinary Course Indebtedness, Permitted Acquisition Subordinated Indebtedness and Permitted Acquisition Come-Along Indebtedness) and (k) of Section 7.2.1, shall not exceed $350,000,000, (x) the aggregate amount by which the amounts described in item (w) exceed $200,000,000 must constitute Permitted Additional Structured Indebtedness and (y) such Revolving Credit Commitment Amount Increases and Additional Commitments shall constitute "Senior Indebtedness" under (and as defined in) the 9 1/2% Subordinated Note Indenture and (z) to the extent representing additional revolving credit commitments other than an increase of the Revolving Loan Commitment, the material terms of any such Additional Commitments shall be satisfactory to the Agents;

provided, however, that in the case of either clause (a) or (b),

                  (c) after giving effect to such Permitted Acquisition and the incurrence of such Indebtedness, (x) no Default shall have occurred and be continuing and (y) on a pro forma basis as of the last day of the Fiscal Quarter most recently ended, the Borrower shall be in compliance with clauses (a) and (b) of Section 7.2.3, as set forth in a pro forma Compliance Certificate delivered to the Administrative Agent pursuant to clause (d) of Section 7.2.6;

                  (d) the Borrower pledges the Capital Stock of any Acquired Person acquired thereby to the Administrative Agent to the extent required under Section 7.1.8, which shall (notwithstanding the proviso therein set forth), with respect to the Act III Acquisition, include the Capital Stock of Act III Cinemas, Inc. and Act III Theatres Inc. (or, if such entities have merged, of the surviving corporation) whether or not at such time such Person is a direct Restricted Subsidiary;

                  (e) such Acquired Person and each of its Subsidiaries that become Domestic Restricted Subsidiaries executes a supplement to the Guaranty to the extent required under Section 7.1.8, which shall (notwithstanding the proviso therein set forth), with respect to the Act III Acquisition, include a Guaranty of Act III Cinemas, Inc. and Act III Theatres Inc. (or, if such entities have merged, of the surviving corporation) and their Domestic Subsidiaries,

                  (f) if such Acquired Person has any Indebtedness (other than Permitted Acquisition Ordinary Course Indebtedness or Permitted Acquisition Come-Along Indebtedness) which is secured, its Obligations under the Guaranty, if required to be supplemented pursuant to clause
         (e), are secured equally and ratably with such other Indebtedness; and

                  (g) to the extent determined by the Administrative Agent to be necessary to ensure pro rata borrowings commencing with the initial Borrowing after giving effect to such increase, the Borrower shall prepay any LIBO Rate Loans outstanding immediately prior to such initial Borrowings.

Upon the effectiveness of Additional Commitments to make Additional Loans, such Additional Loans shall become Loans hereunder subject, however, to the specific terms of such Additional Loans that the applicable Lenders in respect thereof and the Borrower may agree to that may differ from the corresponding terms applicable to the Term Loans and the Revolving Loans, including interest rates, fees and repayment schedules; provided, however, that (x) for the purposes of voting matters, this Agreement shall be deemed amended to include protection for any class of Lenders having Additional Loans or Additional Commitments corresponding to those protections set forth thereunder for other classes of Lenders and (y) the Administrative Agent is hereby authorized by the Lenders to enter into any technical amendments or supplements with the Borrower to this and any other Loan Document to the extent necessary to implement the foregoing and include such Additional Loans and Additional Commitments hereunder.


                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1.  Repayments and Prepayments; Application.

         SECTION 3.1.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the applicable Stated Maturity Date therefor. Prior thereto, payments and prepayments of Loans shall or may be made as set forth below.

                  (a) Voluntary Prepayments. From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any

                           (i) Loans (other than Swing Line Loans and Additional
                  Loans); provided, however, that

                                    (A) any such prepayment of the Term A Loans,
                           Term B Loans or Term C Loans shall be applied to the Term A Loans, Term B Loans or Term C Loans as the Borrower shall direct (or, in the absence of any such direction, pro rata among Term A Loans, Term B Loans and Term C Loans)(with the amounts so allocated to the Term A Loans, the Term B Loans or the Term C Loans being applied to the remaining amortization payments for the Term A Loans, the Term B Loans and the Term C Loans, as the case may be, in such amounts as the Borrower shall determine),

                                    (B) all such voluntary prepayments shall
                           require at least one but no more than five Business Days' prior notice to the Administrative Agent, and

                                    (C) all such voluntary partial prepayments
                           shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $250,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $250,000,

                           (ii) Swing Line Loans; provided, however, that

                                    (A) all such voluntary prepayments shall
                           require prior telephonic notice to the Administrative Agent (which shall promptly notify the Swing Line Lender) on or before 2:00 p.m., New York City time, on the day of such prepayment (such notice to be confirmed in writing by the Borrower within 24 hours thereafter), and

                                    (B) all such voluntary partial prepayments
                           shall be in an aggregate minimum amount of $250,000 and an integral multiple of $100,000, and

                           (iii) Additional Loans as agreed by the Borrower and
                  the Lenders making such Additional Loans in accordance with
                  Section 2.8.

                  (b)  Exceeding the Revolving Loan Commitment Amount, etc.

                           (i) On each date when the sum of (x) the aggregate
                  outstanding principal amount of all Revolving Loans and Swing Line Loans plus (y) the aggregate amount of all Letter of Credit Outstandings exceeds the Revolving Loan Commitment Amount (as it may be reduced from time to time, including pursuant to Sections 2.2 and 3.1), the Borrower shall make a mandatory prepayment of first, all Swing Line Loans, then, all Revolving Loans and, if necessary, give cash collateral to the Administrative Agent pursuant to an agreement satisfactory to the Agents to collateralize Letter of Credit Outstandings, in an aggregate amount equal to such excess, to be applied to such Loans as agreed by the Borrower and the Lenders making such Loans.

                           (ii) On each date when the aggregate outstanding
                  principal amount of Additional Loans made pursuant to Additional Commitments which are revolving credit commitments exceeds the amount of such Additional Commitments (as they may be reduced from time to time as agreed by the Borrower and the Lenders extending such Additional Commitments in accordance with Section 2.8), the Borrower shall make a mandatory prepayment of such Additional Loans in an aggregate amount equal to such excess.

                  (c) Scheduled Repayments of Term A, B and C Loans.

                           (i) On each anniversary of the Closing Date prior to
                  and on the Stated Maturity Date for any particular Term Loans specified below, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of such Term Loans in respective amount set forth below (after giving effect to any adjustments in respect of any optional or mandatory non-scheduled prepayments of such Term Loan) opposite such anniversary:

                        Term A Loans      Term B Loans        Term C Loans
                         Principal         Principal           Principal
Anniversary of           Repayment         Repayment           Repayment
 Closing Date             Amount             Amount              Amount
--------------       ---------------     ---------------     ---------------
    First            $     1,200,000     $     1,200,000     $     1,350,000
   Second            $     1,200,000     $     1,200,000     $     1,350,000
    Third            $     1,200,000     $     1,200,000     $     1,350,000
   Fourth            $     1,200,000     $     1,200,000     $     1,350,000
    Fifth            $     1,200,000     $     1,200,000     $     1,350,000
    Sixth            $     1,200,000     $     1,200,000     $     1,350,000
   Seventh           $   112,800,000     $     1,200,000     $     1,350,000
   Eighth                                $   111,600,000     $     1,350,000
    Ninth                                                    $   124,200,000

                           (ii) the Borrower shall make scheduled repayments of
                  the aggregate outstanding principal amount of Additional Loans on such dates, and in such amounts, as shall be agreed by the Borrower and the Lenders making such Additional Loans in accordance with Section 2.8.

                  (d) Asset Dispositions and Real Estate Financings. If the Borrower or any Restricted Subsidiary shall at any time (x) consummate a Disposition (other than a Real Estate Financing or a Disposition permitted pursuant to clause (a) or (b) of Section 7.2.6) having Net Cash Proceeds which, when taken together with the Net Cash Proceeds for all previous Dispositions, exceeds $1,000,000 or (y) consummate a Real Estate Financing, then

                           (i) the Borrower or such Restricted Subsidiary may,
                  for a period not exceeding 540 days after the receipt by the Borrower or such Restricted Subsidiary of such Net Cash Proceeds, (x) reinvest up to 100% of such Net Cash Proceeds in the businesses of the Borrower and Restricted Subsidiaries described in Section 7.1.11, but (1) in the case of any such reinvestment involving payments when due in respect of any Permitted Ongoing Reinvestment Project, only if, on the date of such reinvestment, no Payment Default shall have occurred and be continuing and (2) in the case of any other such reinvestment, only if, and to the extent that, on the date of such reinvestment, no Event of Default or Payment Default shall have occurred and be continuing, (y) prepay the Term A Loans, Term B Loans, Term C Loans and Additional Loans made as term loans in an amount equal to such Net Cash Proceeds (or a portion thereof) or (z) retain the amount of such Net Cash Proceeds not so applied pending such reinvestment or prepayment, and

                           (ii) to the extent such Net Cash Proceeds are not so
                  reinvested during such 540-day period and the aggregate amount of all such Net Cash Proceeds not so reinvested since the last prepayment made pursuant to this clause (d) equals or exceeds $2,000,000, the Borrower shall, except as and to the extent otherwise provided in clause (b)(iii) of Section 3.1.2, make a mandatory prepayment of the Term A Loans, Term B Loans, Term C Loans and Additional Loans made as term loans on the Business Day immediately succeeding the last day of such 540-day period in an aggregate amount equal to the portion of such Net Cash Proceeds not so applied.

                  (e) Acceleration of Maturity. Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to
         Section 8.2 or 8.3, the Borrower shall repay all the Loans, unless, pursuant to Section 8.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so prepaid).

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.5. No prepayment of principal of any Revolving Loans or Swing Line Loans pursuant to clause (a) or
(b) shall cause a reduction in the Revolving Loan Commitment Amount or the Swing Line Loan Commitment Amount, as the case may be.

         SECTION 3.1.2. Application. Amounts prepaid shall be applied as set forth in this Section.

                  (a) Subject to clauses (b) and (c), each prepayment or repayment of the principal of Loans (other than Swing Line Loans) shall be applied, to the extent of such prepayment or repayment, as the Borrower shall direct (and in the absence of such direction, shall be applied first, to the principal amount thereof being maintained as Base Rate Loans, and second, to the principal amount thereof being maintained as LIBO Rate Loans with the shortest Interest Periods remaining); provided, however, that prepayments or repayments of LIBO Rate Loans not made on the last day of the Interest Period with respect thereto, shall be prepaid or repaid subject to the provisions of
         Section 4.5 (together with a payment of all accrued interest). In the case of any mandatory prepayments of Loans to be made pursuant to clause (d) of Section 3.1.1, at the Borrower's option, exercised in writing to the Administrative Agent at least one Business Day before such prepayment is to be distributed, such prepayments pursuant to this
         Section 3.1.2 shall not be applied to any Loan of a Defaulting Lender, but shall be allocated ratably to the Loans of the Non-Defaulting Lenders.

                  (b) Each prepayment made pursuant to clause (d) of Section
         3.1.1 shall be applied to a mandatory prepayment of the outstanding principal amount of all Term A Loans, Term B Loans, Term C Loans and Additional Loans made as term loans, pro rata according to the respective aggregate outstanding principal amounts thereof (with the amount of such prepayment of the Term A Loans, the Term B Loans, the Term C Loans and such Additional Loans being applied to the scheduled repayments thereafter remaining to become due prior to and on their respective Stated Maturity Dates pursuant to clause (c) of Section 3.1.1, first, sequentially, in the order of their maturity, to each of the next two such unpaid scheduled repayments thereof and second, pro rata according to their respective amounts, to the remaining scheduled repayments); provided, however, that

                           (i) the Borrower will, prior to prepaying any such
                  Loans, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent provide notice of such prepayment to each Lender entitled to receive any portion of such prepayment,

                           (ii) each such Lender will have the right to refuse
                  any such prepayment by giving notice of such refusal to the Borrower within seven Business Days after such Lender's receipt of notice from the Administrative Agent of such prepayment (and the Borrower shall not prepay any such Term A Loans, Term B Loans, Term C Loans or Additional Loans until such seventh Business Day or such time as the Borrower receives notice from such Lender that it consents to such prepayment, whichever is earlier), and

                           (iii) the aggregate amount of any prepayment so
                  refused may be retained by the Borrower.

                  (c) Interest Periods. In lieu of making any payment pursuant to clause (d) of Section 3.1.1 in respect of any LIBO Rate Loan other than on the last day of the Interest Period therefor, so long as no Default shall have occurred and be continuing, the Borrower at its option may deposit with the Administrative Agent an amount equal to the amount of the LIBO Rate Loan to be prepaid and such LIBO Rate Loan shall be repaid on the last day of the Interest Period therefor in the required amount (it being understood and agreed that such LIBO Rate Loan shall not be considered repaid until such last day of such Interest Period). Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest (for the account of the Borrower) at the then customary rate for accounts of such type. Such deposit shall cash collateralize the Obligations, provided, however, that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to Section 3.1.1, subject to the provisions of
         Section 4.5.

         SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

         SECTION 3.2.1. Rates. Subject to the first sentence of Section 2.3.1 and clause (a) of Section 2.3.2 regarding telephonic notice, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                  (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; provided, however, that all Swing Line Loans shall always accrue interest at a rate per annum equal to the higher of (x) the Alternate Base Rate (for Revolving Loans maintained as Base Rate Loans) and (y) the sum of the Alternate Base Rate (for Revolving Loans maintained as Base Rate Loans) plus the Applicable Margin (for Revolving Loans maintained as Base Rate Loans) minus the Applicable Commitment Fee; and

                  (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate for such Interest Period plus the Applicable Margin.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

         SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan or Reimbursement Obligation is due and payable (whether on its Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before the entry of judgment thereon) on such overdue amounts at a rate per annum equal to the Alternate Base Rate from time to time in effect plus the Applicable Margin plus a margin of 2%. Anything herein to the contrary notwithstanding, the obligations of the Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

         SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                  (a)  on the Stated Maturity Date therefor;

                  (b) on the date of any payment or prepayment of Loans other than Base Rate Loans, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

                  (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Closing Date;

                  (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on each date occurring at three-month intervals after the first day of such Interest Period);

                  (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

                  (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on a Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

         SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Closing Date and continuing through the Revolving Loan Commitment Termination Date, a commitment fee in an amount equal to the Applicable Commitment Fee, in each case on such Lender's Percentage of the sum of the average daily unused portion of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings). All commitment fees payable pursuant to this Section shall be calculated on a year comprised of 365 days or 366 days, as the case may be, and payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Closing Date, and on the Revolving Loan Commitment Termination Date. The making of Swing Line Loans shall not constitute usage of the Revolving Loan Commitment with respect to the calculation of commitment fees to be paid by the Borrower to the Lenders.

         SECTION 3.3.2. Arrangement and Agency Fees. The Borrower agrees to pay to the Administrative Agent, for its own account and the account of each Agent (as the case may be), the fees in the amounts and on the dates set forth in the applicable Fee Letter.

         SECTION 3.3.3. Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata account of the Issuer and each other Lender that has a Revolving Loan Commitment, a Letter of Credit fee in an amount equal to

                  (a) with respect to each standby Letter of Credit, a rate per annum equal to the then Applicable Margin for Revolving Loans maintained as LIBO Rate Loans, minus 1/8 of 1% per annum, multiplied by the Stated Amount of each such Letter of Credit; and

                  (b) with respect to each documentary Letter of Credit, 1/8 of 1% multiplied by the Stated Amount of each such Letter of Credit,

such fees being payable quarterly in arrears on each Quarterly Payment Date. The Borrower further agrees to pay to the Issuer (x) quarterly in arrears payable on each Quarterly Payment Date, an issuance fee as specified in the applicable Fee Letter and (y) from time to time promptly after demand, the normal issuance, presentation, amendment and other processing fees, and other standard administrative costs and charges, of the Issuer relating to Letters of Credit as from time to time in effect.


                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower absent demonstrable error) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue or maintain or to convert any Loan into, a LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist (which notice the Administrative Agent shall give promptly upon the applicable circumstances ceasing to exist), and all outstanding LIBO Rate Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion. Each Lender agrees to promptly give notice to the Administrative Agent and the Borrower when the circumstances causing such suspension cease to exist.

         SECTION 4.2. Deposits Unavailable. If the Required Lenders shall have determined that (x) Dollar deposits in the relevant amount and for the relevant Interest Period are neither available to such Required Lenders in the eurodollar market nor available to them in their respective relevant markets, or (y) by reason of circumstances arising on or after the Effective Date affecting the eurodollar market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Sections 2.3 and 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the



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



Lenders that the circumstances causing such suspension no longer exist. Upon receipt of notice from the Administrative Agent that the Required Lenders are unable to determine the LIBO Rate, the Borrower may revoke any Borrowing Request or Conversion/Continuation Notice then submitted by it. If the Borrower does not revoke such Borrowing Request or Continuation/Conversion Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBO Rate Loans.

         SECTION 4.3. Change of Circumstances. If, after the Effective Date, the introduction of or any change in or in the interpretation of, or any change in the application of, any law or any regulation (including Regulation D of the Board) or guideline issued by any central bank or other Governmental Authority (whether or not having the force of law), or by NAIC or any other comparable agency charged with the interpretation or administration thereof or including any reserve or special deposit requirement or any tax (other than Taxes covered by Section 4.6 and taxes on a Lender's general income) or any capital requirement, has, due to a Lender's compliance has the effect, directly or indirectly, of (x) increasing the cost to such Lender of performing its obligations hereunder (including the making, continuing or maintaining of any Loans as or converting any Loans into, LIBO Rate Loans), (y) reducing any amount received or receivable by such Lender hereunder or its effective return hereunder or on its capital or (z) causing such Lender to make any payment or to forego any return based on any amount received or receivable by such Lender hereunder, then, upon demand of such Lender to the Borrower through the Administrative Agent, accompanied by notice showing in reasonable detail the basis for calculation of any such amounts, from time to time, the Borrower shall be obligated to pay such amounts and shall compensate such Lender promptly after receipt of such notice and demand for any such cost, reduction, payment or foregone return. Any certificate of a Lender in respect of the foregoing will be conclusive and binding upon the Borrower, except for clearly demonstrable error.

         SECTION 4.4. Replacement of Lender. If (w) the Borrower receives notice from any Lender requesting increased costs or additional amounts under Section
4.3 or 4.6, (x) any Lender is affected in the manner described in Section 4.1,
(y) a Lender becomes a Non-Performing Lender or a Defaulting Lender or (z) S&P or Moody's, after the date that any Person becomes a Lender with a Revolving Loan Commitment, downgrades the long-term certificate of deposit ratings of such Lender, and the resulting rating is below BBB- or Baa3, respectively, or the equivalent, then

                  (a) in each case, the Borrower shall have the right, so long as no Event of Default shall have occurred and be continuing and unless,

                           (i) in the case of item (w), such Lender has removed
                  or cured the conditions which resulted in the obligation to pay such increased costs or additional amounts or agreed to waive and otherwise forego any right it may have to any payments provided for under Section 4.3 or 4.6 in respect of such conditions, or

                           (ii) in the case of item (z), such Lender's rating is
                  upgraded by S&P or Moody's to a rating of at least BBB- or Baa3, respectively, or the equivalent, and

                  (b) in the case of item (z), the Swing Line Lender and the Issuer shall have the right (with the consent of the Borrower, which consent shall not be unreasonably withheld) but not the obligation,

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


to replace in its entirety such Lender (the "Replaced Lender"), upon prior notice to the Administrative Agent and such Replaced Lender, with one or more other Eligible Assignee(s) (collectively, the "Replacement Lender") reasonably acceptable to the Administrative Agent and, in the case of item (w), (x) or (z) and in the event the Replaced Lender is a Lender with a Revolving Loan Commitment, the Swing Line Lender and the Issuer (which acceptance, in each case, shall not be unreasonably withheld); provided, however, that, at the time of any replacement pursuant to this Section, the Replaced Lender and the Replacement Lender shall enter into (each Replaced Lender hereby unconditionally agreeing to enter into) one or more Lender Assignment Agreements (appropriately completed), pursuant to which (A) the Replacement Lender shall acquire all of the Commitments and outstanding Revolving Loans and Term Loans of, and participations in Swing Line Loans and Letter of Credit Outstandings of, the Replaced Lender and, in connection therewith, shall pay (1) to the Replaced Lender in respect thereof an amount equal to the sum of the principal of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Lender plus all accrued but theretofore unpaid fees owing to the Replaced Lender pursuant to Section 3.3 and (2) to the Issuer, an amount equal to any portion of the Replaced Lender's funding of an unpaid drawing under a Letter of Credit as to which the Replaced Lender is then in default and (B) the Borrower shall pay to the Replaced Lender any other amounts payable to the Replaced Lender under this Agreement (including amounts payable under Sections 3.3.3, 4.1, 4.3, 4.5 and 4.6 which have accrued to the date of such replacement). Upon the execution of the Lender Assignment Agreement(s), the payment of the amounts referred to in the preceding sentence and, if so requested by the Replacement Lender in accordance with clause (b) of Section 10.11.1, delivery to the Replacement Lender of the applicable Notes executed by the Borrower, the Replacement Lender shall automatically become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender. It is understood and agreed that if any Replaced Lender shall fail to enter into a Lender Assignment Agreement in accordance with the foregoing, it shall be deemed to have entered into such a Lender Assignment Agreement.

         SECTION 4.5. Funding Losses. In the event any Lender shall reasonably incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of (w) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section
3.1 or otherwise, (x) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor, (y) any Loans not being made or continued as, or continued into, LIBO Rate Loans as a result of a withdrawn or revoked Borrowing Request or Continuation/Conversion Notice or for any other reason (other than a default by any Lender or the Administrative Agent) or (z) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor, then, upon the notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, promptly after its receipt thereof, pay to the Administrative Agent for the account of such Lender such amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert or failure to continue, including any loss, cost or expense (excluding, however, loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBO Rate Loan. Such notice (which shall set forth in reasonable detail the basis for requesting such amount and include calculations in reasonable detail in support thereof) shall, in the absence of clearly demonstrable error, be conclusive and binding on the Borrower.


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


         SECTION 4.6. Taxes. (a) Any and all payments by the Borrower to each Lender and the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrower shall pay all Other Taxes to the relevant taxing authority or other authority in accordance with applicable law.

         (b) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then, (x) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (y) the Borrower shall make such deductions and withholdings and (z) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law and shall as promptly as possible thereafter send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original receipt (or other written evidence) showing payment thereof.

         (c) The Borrower agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes that are payable by such Lender or the Administrative Agent and any penalties, interest, additions to tax, expenses or other similar liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 45 days after the date such Lender or the Administrative Agent makes written demand therefor.

         (d) Each Lender that is not incorporated or organized in or under the laws of the United States or a state thereof (a "Non-U.S. Lender") shall:

                  (i) deliver to the Borrower and the Administrative Agent, prior to the first day on which the Borrower is required to make any payments hereunder to such Lender, two copies of either United States Internal Revenue Service Form 1001 or Form 4224 or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender (x) is not a bank for purposes of Section 881(c) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and (z) is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement;

                  (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form of certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and


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




                  (iii) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Non-U.S. Lender that shall become a Participant pursuant to Section 10.11.2 or a Lender pursuant to
Section 10.11.1 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this clause (d), provided, however, that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

         (e) The Borrower shall not be required to indemnify any Non-U.S. Lender or the Administrative Agent, or to pay any additional amounts to such Non-U.S. Lender or the Administrative Agent, in respect of U.S. Federal withholding tax pursuant to clause (a) to the extent that (x) the obligation to withhold amounts with respect to U.S. Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Non-U.S. Participant, on the date such Participant became a Participant hereunder) or as of the date such Non-U.S. Lender changes its applicable lending office (provided, however, that this item (x) shall not apply to the extent that (1) in the case of an assignee Lender or a Participant or a change in the Lender's applicable lending office, the indemnity payments or additional amounts any Lender (or Participant) would be entitled to receive (without regard to this item (x)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation, transfer or change in lending office would have been entitled to receive in the absence of such assignment, participation, transfer or change in lending office, or (2) such assignment, participation, transfer or change in lending office had been requested by the Borrower), (y) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender or Non-U.S. Participant to comply with the provisions of clause (d) or (z) any of the representations or certifications made by a Non-U.S. Lender or Non-U.S. Participant pursuant to clause (d) are incorrect at the time a payment hereunder is made, other than by reason of any change in treaty, law or regulation having effect after the date such representations or certifications were made.

         (f) If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the relevant Lender (to the extent such Lender reasonably determines in good faith that it will not suffer any adverse effect as a result thereof) or the Administrative Agent, as applicable, shall cooperate with the Borrower in challenging such Taxes at the Borrower's expense if so requested by the Borrower in writing. If any Lender or the Administrative Agent, as applicable, receives a refund of a Tax for which a payment has been made by the Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is attributable to the Borrower, then such Lender or the Administrative Agent, as the case may be, shall reimburse the Borrower for such amount as such Lender or the Administrative Agent, as the case may be, determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. Neither the Lenders nor the Administrative Agent shall be obliged to disclose information regarding its tax affairs or computations to the Borrower in connection with this clause (f) or any other provision of this Section.

         (g) Promptly after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish to each Lender and the Administrative Agent the original or a certified copy of a


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



receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Administrative Agent.

         SECTION 4.7. Change of Lending Office. Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would give rise to the operation of Section 4.1, 4.3 or clause (b) or (c) of Section 4.6 with respect to such Lender, it will exercise commercially reasonable efforts to make, fund or maintain the affected Loans of such Lender through another lending office and to take such other actions as it deems appropriate to remove or lessen the impact of such condition and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such affected Loans through such other lending office or the taking of such other actions would not otherwise adversely affect such Loans or such Lender and would not, in such Lender's sole discretion, be commercially unreasonable. Nothing in this Section 4.7 shall affect or postpone any of the Obligations of the Borrower or the right of any Lender provided in
Section 4.1, 4.3 or clause (b) or (c) of Section 4.6.

         SECTION 4.8. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 1:00 p.m., New York City time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after 3:30 p.m., New York City time, on such due date shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All computations of interest for LIBO Rate Loans and Base Rate Loans (calculated at the Federal Funds Rate) shall be made on the basis of a 360-day year and actual days elapsed. All other computations (including for interest on Base Rate Loans (calculated at other than the Federal Funds Rate) and fees) shall be made on the basis of a year or 365 or 366 days, as the case may be, and actual days elapsed. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 4.9. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligation (other than pursuant to the terms of Section 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to a fraction having a numerator of (x) the amount of such selling Lender's required repayment to the purchasing Lender and a denominator of (y) total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this


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



Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.10) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.10. Setoff. Each Lender shall, upon the occurrence and during the continuance of any Default described in clauses (a) through (d) of Section
8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, without prior notice to the Borrower (any such notice being waived by the Borrower to the fullest extent permitted by law), have the right to appropriate and apply to the payment of the Obligations then due and payable to it, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.9. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

         SECTION 4.11. Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 4.1, 4.3 or 4.6 is given by any Lender more than 180 days after such Lender has knowledge of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 4.1, 4.3 or 4.6, as the case may be, for any such amounts incurred or accruing more than 180 days prior to the giving of such notice to the Borrower.


                                    ARTICLE V

                         CONDITIONS TO CREDIT EXTENSIONS

         SECTION 5.1. Initial Credit Extensions. The obligations of the Lenders and, if applicable, the Issuer, to fund the initial Credit Extensions shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

         SECTION 5.1.1. Resolutions, etc. The Administrative Agent shall have received from each Obligor, as applicable,

                  (a) good standing certificates for each Obligor from the Secretary of State (or similar, applicable Governmental Authority) of such Obligor's state of incorporation; and

                  (b) a certificate, dated the Closing Date and with counterparts for each Agent and copies for each Lender, duly executed and delivered by such Obligor's Secretary or Assistant Secretary, as to



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                           (i)   resolutions of each such Obligor's Board of
                  Directors then in full force and effect authorizing, to the extent relevant, the execution, delivery and performance of this Agreement, the Notes, each other Loan Document to be executed by such Obligor and the Transaction;

                           (ii) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document to be executed by such Obligor; and

                           (iii) each Organizational Document of such Obligor,

         upon which certificates each Agent and each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of any such Obligor canceling or amending the prior certificate of such Obligor.

         SECTION 5.1.2. Pledge Agreement. The Administrative Agent shall have received, with counterparts for each Lender,

                  (a) the Pledge Agreement, dated the Closing Date, duly executed and delivered by an Authorized Officer of Surviving Regal, together with certificates evidencing all of the issued and outstanding shares of Capital Stock pledged pursuant to the Pledge Agreement (which shall include all of the issued and outstanding shares of Capital Stock of each direct Domestic Restricted Subsidiary (other than Clark-Regal) and 65% of the issued and outstanding shares of Capital Stock of each direct Foreign Subsidiary that is also a Material Restricted Subsidiary, if any, all as such direct Domestic Subsidiaries and direct Foreign Subsidiaries which are also Material Restricted Subsidiaries are listed on Schedule I to the Pledge Agreement), which certificates shall in each case be accompanied by undated stock powers duly executed in blank, or, if any securities subject thereto are uncertificated securities, confirmation and evidence satisfactory to the Agents that the control of such uncertificated securities has been transferred to, and the security interest therein has been perfected by, the Administrative Agent for the benefit of the Lenders in accordance with
         Section 9-115 of the Uniform Commercial Code, as in effect in the State of New York, and all laws otherwise applicable to the perfection of the pledge of such shares; and

                  (b) the Agents and their counsel shall be satisfied that

                           (i) the Lien granted to the Administrative Agent, for the benefit of the Agents, the Issuers and the Lenders, in the collateral described in clause (a) is a first priority security interest; and

                           (ii) no Lien exists on any of the collateral
                  described clause (a) other than the Lien created in favor of the Administrative Agent, for the benefit of the Agents, the Issuers and the Lenders, pursuant to the Pledge Agreement.

         SECTION 5.1.3. Guaranty. The Administrative Agent shall have received, with counterparts for each Lender, a Guaranty, dated the Closing Date, duly executed and delivered by an Authorized Officer of each direct and indirect Domestic Restricted Subsidiary (other than Clark-Regal).



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         SECTION 5.1.4. No Material Adverse Change. Except as may be disclosed by the financial statements referred to in clause (b) of Section 6.5., no material adverse change has occurred since January 2, 1998 with respect to the business, assets, operations, results of operations, properties, condition (financial or otherwise) or prospects of Old Regal and its Subsidiaries, taken as a whole.

         SECTION 5.1.5. Approvals. All necessary material governmental and third-party Approvals in connection with the Merger and the other transactions contemplated by the Merger Agreement and the execution, delivery and performance of this Agreement and the other Loan Documents shall have been duly obtained and all applicable waiting periods shall have expired without, in all such cases, any action being taken by any competent authority that restrains, prevents or imposes materially adverse conditions or material increased costs upon the consummation of the Merger or the Transaction.

         SECTION 5.1.6. Litigation. Neither the Borrower nor any Subsidiary shall be subject to any material litigation, governmental or administrative proceeding that would reasonably be expected to have a material adverse effect on the business, assets, operations, properties, financial condition or prospects of the Borrower and Subsidiaries, taken as whole, or on the ability of the parties to consummate the Merger and the Transaction.

         SECTION 5.1.7. Sponsor Fund Contributions. Each Merger Subsidiary shall have received its Sponsor Fund Contribution in the amount referred to in clause
(a) of the second recital from its respective Sponsor or its Affiliates in cash in immediately available funds.

         SECTION 5.1.8. Additional Equity. The KKR Merger Subsidiary shall have received net cash proceeds of at least approximately $50,000,000 constituting the Additional Equity.

         SECTION 5.1.9. Consummation of Merger. Currently with the initial funding hereunder, pursuant to the Merger Agreement (which shall not have been amended nor shall any provision thereof have been waived by any party thereto, in each case unless such amendment or waiver is not adverse in any material respect to the interests of the Lenders)

                  (a) a majority of the stockholders of Old Regal entitled to vote at the Special Meeting (as defined in the Proxy Statement) shall have approved the Merger in accordance with the Tennessee Business Corporation Act (which approval shall not have been rescinded or withdrawn);

                  (b) the Merger (and the other transactions contemplated by the Merger Agreement) shall have been consummated in accordance with applicable law and pursuant to the Merger Agreement;

                  (c) the Sponsors and their Affiliates shall have received pursuant to the Merger, Surviving Regal Preferred Shares and Surviving Regal Common Shares in the aggregate sufficient that the Sponsors and their Affiliates shall own in the aggregate approximately 93.2% of the Surviving Regal Preferred Shares and Surviving Regal Common Shares issued and outstanding after giving effect to the Transaction;

                  (d) the Merger Consideration shall have been transferred to the paying agent appointed pursuant to the Merger Agreement (the "Exchange Agent") to be paid as the Merger Consideration for the Old Regal Shares (the "Exchange Fund"); and



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


                  (e) the Additional Investor shall have received, pursuant to the Merger, Surviving Regal Preferred Shares and Surviving Regal Common Shares.

         SECTION 5.1.10. Issuance of 9 1/2% Subordinated Notes. Surviving Regal shall have (w) duly authorized, executed and delivered the 9 1/2% Subordinated
Note Indenture in substantially the form of the draft thereof dated May 26, 1998 furnished to the Lenders in connection with the execution and delivery of this Agreement, (x) issued pursuant thereto to the initial purchasers at 99.831% of par 9 1/2% Subordinated Notes in an aggregate original principal amount of at least $400,000,000, (y) received from the initial purchasers thereof net proceeds of at least $399,324,000 in immediately available funds and (z) delivered to the Administrative Agent true and correct copies of certificates, documents, agreements, consents and opinion letters furnished pursuant to or in connection therewith, the terms and conditions of which shall be consistent with the 9 1/2% Subordinated Note Offering Memorandum.

         SECTION 5.1.11. Offer to Purchase, etc. Pursuant to the Offer to Purchase, Surviving Regal shall have (x) purchased at least $120,000,000 aggregate outstanding principal amount of the Old Regal 8 1/2% Subordinated Notes and (y) entered into with the trustee under the Old Regal 8 1/2% Subordinated Note Indenture a supplemental indenture substantially as described in the Offer to Purchase or otherwise satisfactory as to terms material to the Lenders in form and substance to the Agents.

         SECTION 5.1.12. Payment of Outstanding Indebtedness, etc. All Indebtedness identified in Item 7.2.1(b) ("Indebtedness to be Paid") of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full from or, as the case may be, defeased with the proceeds of the initial Credit Extensions and the commitments in respect of such Indebtedness shall have been terminated, and all Liens securing payment of any such Indebtedness have been released and the Administrative Agent shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith.

         SECTION 5.1.13. Total Equity Capitalization, etc. After giving effect to the Merger and the Transaction,

                  (a) the total equity capitalization of the Borrower (including the Sponsor Fund Contributions, the Additional Equity and the Management Roll-Over) shall be at least $790,000,000;

                  (b) the Borrower and Subsidiaries shall have outstanding no Indebtedness other than (w) Indebtedness under this Agreement, (x) Old Regal 8 1/2% Subordinated Notes in an aggregate outstanding principal amount not to exceed $1,000,000, (y) the 9 1/2% Subordinated Notes and
         (z) other Indebtedness existing on the Closing Date and permitted to be outstanding Section 7.2.1 (other than clauses (g), (h), (k) and (n)); and

                  (c) the Pro Forma Balance Sheet shall be accurate and complete in all material respects.

         SECTION 5.1.14. Solvency. The Administrative Agent shall have received, with counterparts for each Lender, a letter, dated the Closing Date, from Houlihan, Lokey, Howard & Zukin as to the solvency of Surviving Regal and Subsidiaries, taken as a whole after giving effect to the Merger and the Transaction in the form of Exhibit G hereto.


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         SECTION 5.1.15. Closing Date Certificate. The Administrative Agent
shall have received, with copies for each Lender, the Closing Date Certificate, dated the Closing Date, duly executed and delivered by an Authorized Officer of Surviving Regal, in which certificate Regal shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties in all material respects of the Borrower made as of the Closing Date and under this Agreement, and, at the time such certificate is delivered, such statements shall in fact be true and correct in all material respects. All documents and agreements required to be appended to the Closing Date Certificate (which shall include true and complete, as certified in such certificate, copies of the Merger Agreement, the Offer to Purchase, the Proxy Statement, the Syndication Memorandum, the 9 1/2% Subordinated Note Offering Memorandum, the 9 1/2% Subordinated Note Indenture and any tax sharing agreement) shall be in form and substance reasonably satisfactory to each Agent and such certificate shall specify that none of such documents or agreements have been modified except as set forth in such certificate.

         SECTION 5.1.16. Opinions of Counsel. The Administrative Agent shall have received opinions, dated the date of the initial Credit Extensions and addressed to each Agent, each Lender and the Issuer, from

                  (a) Simpson Thacher & Bartlett, special counsel to the Obligors, substantially in the form of Exhibit J-1 hereto; and

                  (b) Wagner, Myers and Sanger, P.C., counsel to the Borrower and each of the other Obligors, substantially in the form of Exhibit J-2 hereto.

         SECTION 5.1.17. Closing Fees, Expenses, etc. The Administrative Agent shall have received evidence of payment by the Borrower of (x) all accrued and unpaid fees, costs and expenses to the extent then due and payable under this Agreement or the Fee Letters and (y) all reasonable and documented legal costs and expenses of the Agents to the extent then or theretofore invoiced prior to the Closing Date, including any such fees, costs and expenses arising under or referenced in Sections 3.3 and 10.3.

         SECTION 5.2. All Credit Extensions. The obligation of each Lender and the Issuer to make any Credit Extension (including the initial Credit Extensions) shall be subject to Sections 2.1.4 and 2.1.5 and the satisfaction of each of the conditions precedent set forth in this Section 5.2.

         SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension:

                  (a) the representations and warranties set forth in Article VI and in each other Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

                  (b) no Default shall have then occurred and be continuing.

         SECTION 5.2.2. Credit Extension Request, etc. Subject to Sections 2.3.1, 2.3.2 and 2.6.2, the Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request, the giving of telephonic notice pursuant to Sections 2.3.1 and 2.3.2 and the deemed making of a request for a Swing Line Loan as set forth in Section 2.6.2 and the acceptance by the




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



Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in
Section 5.2.1 are true and correct in all material respects.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders, the Issuer and each Agent to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants unto each Agent, the Issuer and each Lender as set forth in this
Article VI.

         SECTION 6.1.  Organization, etc.  Each Obligor:

                  (a) is a corporation or limited partnership validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization;

                  (b) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification; and

                  (c) has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except with respect to each Material Restricted Subsidiary and each other Obligor other than the Borrower, and, in the case of clause (b), with respect to the Borrower and each Material Restricted Subsidiary and each other Obligor, to the extent that the failure of which could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it, the granting of the Liens contemplated by the Pledge Agreement, the consummation of the Merger and the Transaction, and the Borrower's, each Material Restricted Subsidiary's and each other Obligor's participation in the consummation of all aspects of the Transaction, are in each case within each such Person's corporate or partnership powers, have been duly authorized by all necessary corporate or partnership action, and do not

                  (a)  contravene any such Person's Organizational Documents;

                  (b) contravene any material Contractual Undertaking binding on or affecting any such Person or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under the terms of any material Contractual Undertaking to which the Borrower or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound;


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



                  (c)  contravene any material Applicable Law; or

                  (d) result in, or require the creation or imposition of, any Lien on any of such Person's material properties (except as permitted by this Agreement).

         SECTION 6.3. Government Approval, Regulation, etc. No Approval by any Governmental Authority and no authorization, approval or other action by, or notice or other filing with, any other Person (other than those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect and other than those, singly or in the aggregate, with respect to which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect) is necessary or required for the consummation of the Transaction or the due execution, delivery or performance by, or enforcement against, the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party or the granting of the Liens contemplated by the Pledge Agreement or as of the Closing Date, the consummation of the Transaction. Neither the Borrower nor any other Obligor nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 6.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document, executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms; and each other Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, constitute the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity.

         SECTION 6.5. Financial Information. The following financial information previously furnished by or on behalf of the Borrower to the Administrative Agent, the Issuer and the Lenders:

                  (a) the audited consolidated balance sheets as of January 2, 1997 and January 1, 1998, and the consolidated statements of income, changes in shareholders' equity and cash flows for each of the three Fiscal Years in the period ended January 1, 1998, certified by Coopers & Lybrand,

                  (b) the summary unaudited consolidated financial data for each of the five Fiscal Years in the period ended January 1, 1998 and for 1997 FQ 1 and 1998 FQ 1 set forth in the 9 1/2% Subordinated Note Offering Memorandum,

                  (c) the unaudited pro forma consolidated balance sheet of Surviving Regal and its Subsidiaries as of April 2, 1998, assuming that the Merger and the Transaction had occurred on such date (the "Pro Forma Balance Sheet"), set forth in the 9 1/2% Subordinated Note Offering Memorandum, and

                  (d) the unaudited pro forma consolidated statement of operations of Surviving Regal and its Subsidiaries for the 1997 FQ 1, the 1998 FQ 1 and for the Fiscal Year ended January 1, 1998, and the summary unaudited pro forma financial data of Surviving Regal and its Subsidiaries for the Fiscal Year ending January 1, 1998, for 1997 FQ 1 and 1998 FQ 1 and for the 12 month period ending April 2, 1998, all assuming that the Merger and the Transaction had occurred on January 3, 1997 and as set forth in the 9 1/2% Subordinated Note Offering Memorandum,


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




have been prepared (to the extent GAAP may be applied to such preparation) in accordance with GAAP consistently applied, except as otherwise expressly noted therein and subject to normal year-end audit adjustments, and present fairly in all material respects (subject, however, in the case of pro forma financial information specified therein, including as to the occurrence of the Merger and the Transaction at an earlier date) the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All balance sheets, all statements of operations, shareholders' equity, earnings and cash flow and all other financial information of each of the Borrower and Subsidiaries furnished pursuant to
Section 7.1.1 will for periods following the Closing Date be prepared in accordance with GAAP consistently applied, except as otherwise expressly noted therein and subject to normal year-end audit adjustments, and do or will present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

         SECTION 6.6. No Material Adverse Change. Except as may be disclosed in the financial statements referred to in clause (a) of Section 6.5 or in the Syndication Memorandum, there has been no Material Adverse Change since January 2, 1998.

         SECTION 6.7. Litigation, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action or proceeding affecting the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

         SECTION 6.8. Subsidiaries. On the Closing Date, the Borrower will have no Subsidiaries, except those Subsidiaries which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule (and each Material Restricted Subsidiary as of the Closing Date has been so designated therein).

         SECTION 6.9. Ownership of Properties. The Borrower and each Material Restricted Subsidiary has good title to, or leasehold interests in, all of its properties that are necessary for the operation of their respective businesses as currently conducted and proposed to be conducted, free and clear of all Liens or claims, except (x) for Liens permitted pursuant to Section 7.2.2 and (y) where the failure to have such good title or leasehold interests could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Borrower and Material Restricted Subsidiaries owns or are licensed or otherwise have the right to use all of the trademarks, copyrights, patents, licenses and other rights that are reasonably necessary for the operation of each of their respective businesses, without, to the knowledge of the Borrower, conflict with the rights of any other Person and free of burdensome restrictions, except where the failure to have any such rights could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.10. Taxes. The Borrower, the Restricted Subsidiaries and all other Persons with whom the Borrower or any Restricted Subsidiary joins in the filing of a consolidated tax return have filed all Federal income tax returns and other material tax returns and reports, domestic and foreign, required by Applicable Law to have been filed, and have paid all material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable except those not yet delinquent, those which are being contested in good faith or those for which the unpaid amount, in the aggregate, is not significant. The Borrower, each Restricted Subsidiary and each such other Person with whom the Borrower or any Restricted Subsidiary joins in the filing of a consolidated tax return have paid, or have provided adequate reserves (in the good faith judgement of the management of the Borrower) in accordance with GAAP for the payment of all such material taxes,



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



assessments, fees and charges relating to all prior taxable years and the current taxable year of the Borrower, each Restricted Subsidiary and each such other Person with whom the Borrower or any Restricted Subsidiary joins in the filing of a consolidated tax return. To the best knowledge of the Borrower, there is no proposed tax assessment against the Borrower or any Subsidiary or any such other Person with whom the Borrower or any Subsidiary joins in the filing of a consolidated tax return that could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.11. ERISA Compliance. Except as specifically disclosed in
Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule:

                  (a) Each Plan is in compliance in all material respects with the terms thereof and the applicable provisions of ERISA, the Code and other federal or state law except to the extent that failure to comply would not result, individually or in the aggregate, in an amount of liability that could reasonably be expected to have a Material Adverse Effect. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (x) No ERISA Event has occurred or is reasonably expected to occur; and (y) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA and could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.12. Compliance with Environmental Laws. The Borrower and each Subsidiary is in compliance with all applicable Environmental Laws in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the effect of the preceding sentence:

                  (a) neither the Borrower nor any Subsidiary has received a complaint, order, citation, notice or other written communication with respect to the existence or alleged existence of a violation of, or liability arising under, any Environmental Law, the outcome of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (b) to the best of the Borrower's knowledge, after due inquiry, there are no environmental, health or safety conditions existing or reasonably expected to exist at any real property owned, operated, leased or used by the Borrower or any existing or former Subsidiary including off-site treatment or disposal facilities used by the Borrower or its existing or former Subsidiaries or any of their respective predecessors, for wastes treatment or disposal, which could reasonably be expected to require any construction or other capital costs or clean-up obligations to be incurred prior to the Stated Maturity Date for all Term C Loans in order to assure compliance with any Environmental Law, including provisions regarding clean-up, to the extent that any of such conditions, construction or other capital costs or clean-up obligations, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and


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


                  (c) neither the Borrower nor any current or former Subsidiary has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly owned Real Estate or facility in a manner that could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.13. Regulations U and X. Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no use of any proceeds of any Credit Extensions will violate F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.14. Year 2000 Compliance. The Borrower does not believe that the risk that the computer applications of the Borrower and its Subsidiaries may not be able to perform properly date sensitive functions after December 31, 1999 could reasonably be expected to cause a Material Adverse Effect.

         SECTION 6.15. Accuracy of Information. (a) All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any Subsidiary in writing to any Agent, the Issuer or any Lender on or before the Closing Date (including (v) the Offer to Purchase, (w) the Proxy Statement, (x) the Syndication Memorandum, (y) the 9 1/2% Subordinated Note Offering Memorandum and (z) all information contained in the Loan Documents) for purposes of or in connection with this Agreement or Transaction is true and complete in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this clause (a), such factual information shall not include projections and pro forma financial information.

         (b) The projections contained in the factual information referred to in clause (a) were or are based on good faith estimates and assumptions believed to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ significantly from the projected results.


                                   ARTICLE VII

                                    COVENANTS

         SECTION 7.1. Affirmative Covenants. The Borrower agrees with each Agent, the Issuer and each Lender that, until all Commitments have terminated, all Letters of Credit have terminated or expired and all Obligations have been paid and performed in full, the Borrower will perform or cause to be performed the obligations set forth in this Section 7.1.

         SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished to the Administrative Agent for distribution to each Lender and the Issuer copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (commencing on the last day of 1998 FQ 3), unaudited


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


         consolidated balance sheets of the Borrower and Restricted Subsidiaries and, to the extent available, unaudited consolidated balance sheets of the Borrower and Subsidiaries, in each case as of the end of such Fiscal Quarter and unaudited consolidated statements of earnings and cash flow of the Borrower and Restricted Subsidiaries and, to the extent available, unaudited consolidated statements of earnings and cash flow of the Borrower and Subsidiaries, in each case for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by a Responsible Officer of the Borrower as fairly presenting in all material respects, in accordance with GAAP (subject to year-end audit adjustments), the financial position and results of operations of the Borrower and Subsidiaries covered thereby as of the date thereof;

                  (b) as soon as available and in any event within (x) 90 days after the end of Fiscal Year 1998 and (y) 120 days after the end of each Fiscal Year other than Fiscal Year 1998, a copy of the annual audited financial statements for such Fiscal Year for the Borrower and Restricted Subsidiaries, including therein consolidated balance sheets of the Borrower and Restricted Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Borrower and Restricted Subsidiaries for such Fiscal Year, in each case as audited (without any Impermissible Qualification) by a nationally recognized independent public accounting firm, together in any event with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and Restricted Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default relating to clause (a) or (b) of Section 7.2.3 that has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof;

                  (c) within 45 days following the end of any 1998 FQ, a Compliance Certificate, executed by a Responsible Officer of the Borrower, showing in reasonable detail, including with respect to appropriate calculations and computations, the Total Leverage Ratio for the purpose of determining the Applicable Commitment Fee and the Applicable Margin for each Loan, and concurrently with the financial information delivered pursuant to clause (a) or (b),

                           (i)  a Compliance Certificate, executed by a
                  Responsible Officer of the Borrower, showing in reasonable detail, including with respect to appropriate calculations and computations, (w) pro forma calculations showing the effect of Permitted Acquisitions proposed to be made during the succeeding Fiscal Quarter, (x) the identity of all Permitted Ongoing Reinvestment Projects which shall have been publicly announced or disclosed or as to which permitting or construction activity shall have commenced during the prior Fiscal Quarter, (y) compliance with the financial covenants set forth in Section 7.2.3 and (z) the Total Leverage Ratio for the purpose of determining the Applicable Commitment Fee and the Applicable Margin for each Loan, and

                           (ii) financial statements prepared on a pro forma
                  basis (x) assuming each Permitted Acquisition consummated during the Test Period relating to the financial statements then being delivered pursuant to clause (a) or (b) had been consummated on the first day of such Test Period and (y) otherwise consistent with the proviso to the definition of the term "Adjusted EBITDA", together with a pro forma Compliance Certificate based thereon executed by the chief executive, financial or accounting Authorized Officer of the Borrower;



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



                  (d) promptly after any Responsible Officer of the Borrower or any Restricted Subsidiary obtains knowledge of the occurrence of a Default (including any default, or event which after notice or lapse of time or both would constitute a default, under any Subordinated Debt), a statement of a Responsible Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                  (e) promptly after any Responsible Officer of the Borrower or any Restricted Subsidiary obtains knowledge of (x) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy or (y) the commencement of any litigation, action, proceeding or labor controversy, in each case to the extent the same, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, notice thereof;

                  (f) promptly after any receipt of any notice of acceleration, redemption or purchase demands or other similar notices provided by the holder of or the trustee for the 9 1/2% Subordinated Notes or any other Subordinated Debt, notice thereof and copies of all documentation relating thereto;

                  (g) promptly upon filing thereof, copies of any reports filed on Forms 10-K, 10-Q, and 8-K, effective registration statements filed on Forms S-1, S-2, S-3 and S-4, and any proxy statements, as well as any substitute or similar documents to substantially the same effect as the foregoing, including, to the extent requested by the Administrative Agent, the schedules and exhibits thereto, in such each case as filed with the SEC by the Borrower or any Restricted Subsidiary (other than immaterial amendments to any such registration statement);

                  (h) promptly after transmission thereof, copies of any notices of reports that the Borrower or any Subsidiary shall send to the holders of any publicly issued debt of the Borrower (including any Subordinated Debt) or any Subsidiary in their capacity as such holders (in each case to the extent not theretofore delivered to the Administrative Agent or the Lenders pursuant to this Agreement);

                  (i) promptly after a Responsible Officer of the Borrower or any Restricted Subsidiary obtains knowledge of the occurrence of any ERISA Event (but in no event, in the case of an ERISA Event described in clause (u) of the definition of "ERISA Event", more than 10 days, and in the case of any other ERISA Event, 30 days after such Responsible Officer obtains knowledge of such ERISA Event), notice thereof together with a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event;

                  (j) promptly when available and in any event within 60 Business Days after the end of each Fiscal Year (ending after the Closing Date), a budget for the then current Fiscal Year as customarily prepared by the management of the Borrower for its internal use, which budget shall be prepared on a Fiscal Quarter basis and shall set forth the principal assumptions on which such budget is based;

                  (k) promptly after obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect, notice of:

                           (i) any pending or threatened Environmental Claim against the Borrower or any Subsidiary or any Real Estate,

                           (ii) any condition or occurrence on any Real Estate that (x) results in noncompliance by the Borrower or any Subsidiary with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against the Borrower or any Subsidiary or any Real Estate,

                           (iii) any condition or occurrence on any Real Estate
                  that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law, and

                           (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Estate,

         all such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's response thereto; and

                  (l) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary as any Agent, or the Required Lenders through the Administrative Agent, may from time to time reasonably request in writing.

         SECTION 7.1.2. Preservation of Corporate Existence, etc. The Borrower will, and will cause each Restricted Subsidiary to:

                  (a) preserve and maintain in full force and effect its corporate or partnership existence under the laws of its state or jurisdiction of incorporation or organization (provided, however, that the Borrower and Restricted Subsidiaries may consummate any transaction permitted under Section 7.2.6), except, in the case of any such Restricted Subsidiary, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

                  (b) preserve and maintain in full force and effect its good standing under the laws of its state or jurisdiction of incorporation or organization and all material governmental rights, privileges, qualification, permits, licenses and franchises necessary in the normal conduct of its business except in each case to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 7.1.3. Maintenance of Properties. The Borrower will, and will cause each Restricted Subsidiary to, ensure that its properties and equipment used or useful in its business, in whomsoever's possession they may be to the extent that it is within the Borrower's or such Restricted Subsidiary's control to cause same, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses and consistent with third-party leases, except in each case to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 7.1.4. Payment of Taxes. The Borrower will, and will cause each Subsidiary to, pay and discharge all material taxes, assessments and governmental charges or levies upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims that, if unpaid, could reasonably be expected to become a material Lien upon any properties of the Borrower or any Restricted Subsidiary; provided, however, that neither the Borrower nor any Subsidiary shall be required hereunder to pay any such tax, assessment, charge, levy or claim that is being contested in good faith if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower or such Subsidiary) with respect thereto in accordance with GAAP.

         SECTION 7.1.5. Compliance with Statutes, etc. The Borrower will, and will cause each Subsidiary to comply, in all material respects, with all Applicable Laws (including Environmental Laws) having jurisdiction over it or its business, except such as may be contested in good faith or as to which a bona fide dispute may exist or except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         SECTION 7.1.6. Insurance. The Borrower shall, and shall cause each Restricted Subsidiary to, at all times maintain in full force and effect, with insurance companies which the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts, and with such deductibles, retentions, self-insured amounts and reinsurance provisions, as are customarily maintained by companies engaged in the same or similar businesses and will, upon request of the Administrative Agent, furnish to each Lender information presented in reasonable detail as to the insurance maintained by the Borrower and Restricted Subsidiaries.

         SECTION 7.1.7. Inspection Of Property and Books and Records. The Borrower will, and will cause each Restricted Subsidiary to, permit officers and designated representatives of the Agents or the Required Lenders, upon reasonable advance notice and at reasonable times and intervals, to visit and inspect any of its properties or its assets, to discuss its financial matters with its officers and independent public accountant and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records, provided, that, the Borrower shall be given reasonable prior notice of any such contact with such officers or accountants and shall have the right (which, if not exercised, does not otherwise affect the obligations hereunder) to participate in such discussions. The Borrower shall pay any fees of such independent public accountant incurred in connection with such Agent's or any Lender's reasonable exercise of its rights pursuant to this Section.

         SECTION 7.1.8. Future Subsidiaries. Upon (w) any Person becoming, after the Closing Date, a Subsidiary of the Borrower (other than any Unrestricted Subsidiary), (x) the Borrower acquiring additional Capital Stock of any existing Restricted Subsidiary the Capital Stock of which is then pledged under the Pledge Agreement, (y) any indirect Restricted Subsidiary becoming a direct Restricted Subsidiary or (z) any Unrestricted Subsidiary being designated as a Restricted Subsidiary, the Borrower shall notify the Agents of such event, and, unless otherwise agreed to among the Borrower, the Agents and the Required Lenders,

                  (a) such Person shall, if it is a Domestic Restricted Subsidiary and not theretofore a party to the Guaranty, execute and deliver to the Administrative Agent a supplement to the Guaranty in the form of Annex I thereto for the purposes of becoming a guarantor thereunder;

                  (b) the Borrower shall, if such Person is a direct Domestic Restricted Subsidiary of the Borrower or a direct Foreign Subsidiary which is a Material Restricted Subsidiary, pledge to the Administrative Agent pursuant to the Pledge Agreement all of the outstanding shares of Capital Stock of such Subsidiary owned directly by it (provided, however, that, in the event such Subsidiary is a Foreign Subsidiary, the Borrower shall not be required to pledge more than 65% of the outstanding shares of the Capital Stock of such Subsidiary), along with undated stock powers for such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence satisfactory to the Agents that the control of such uncertificated securities has been transferred to, and the security interest therein has been perfected by, the Administrative Agent, for the benefit of the Lenders, the Agents and the Issuer, in accordance with Section 9-115 of the U.C.C. or any other similar law which may be applicable); and

                  (c) if and to the extent required by clause (g)(iii) or
         (k)(ii) of Section 7.2.1, such Subsidiary shall secure its Obligations under the Guaranty by executing and delivering to the Administrative Agent security instruments satisfactory to the Administrative Agent and taking all such further actions as may reasonably be required by the Administrative Agent so as to create in favor of the Administrative Agent a pari passu Lien on all assets of such Subsidiary in which a Lien shall continue in existence pursuant to clause (e) or (f) of
         Section 7.2.2;

provided, however, that the Borrower may, by notice to the Administrative Agent on the date of any Permitted Acquisition, elect to exclude the Restricted Subsidiary so becoming a Restricted Subsidiary (and elect to continue so to exclude any Restricted Subsidiaries previously so designated in a notice delivered pursuant to this proviso) from the requirements of this Section if such Restricted Subsidiary has no Contingent Liability in respect of any Subordinated Debt and the aggregate outstanding principal amount of all other Indebtedness of such Restricted Subsidiary outstanding pursuant to clause (g) (excluding, however, Permitted Acquisition Come-Along Indebtedness, Permitted Acquisition Subordinated Indebtedness and Permitted Acquisition Ordinary Course Indebtedness) and (k) of Section 7.2.1 is at least $10,000,000 and does not exceed, together with the aggregate outstanding principal amount of all such Indebtedness of all other such Restricted Subsidiaries continuing to be so designated, $50,000,000 (it being understood that the Borrower shall comply on the date of delivering a notice pursuant to this proviso with the requirements of this Section as to any Restricted Subsidiary (x) which shall have been so designated in such a notice previously delivered pursuant to this proviso and
(y) which shall not continue to be so designated in such notice).

         SECTION 7.1.9. Use of Proceeds. The Borrower shall apply the proceeds of the Credit Extensions

                  (a) to finance the Merger (and the other transactions contemplated by the Merger Agreement);

                  (b) to complete the Offer to Purchase and to repay or, as the case may be, defease the Indebtedness identified in Item 7.2.1(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

                  (c) for working capital and general corporate purposes of the Borrower and Restricted Subsidiaries, including Permitted Acquisitions by such Persons; and

                  (d) to pay Transaction Costs.

         SECTION 7.1.10. Transactions with Affiliates. The Borrower shall, and shall cause each Restricted Subsidiary to, conduct all transactions with any of its Affiliates (other than the Borrower and Restricted Subsidiaries) upon terms that are substantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Restricted Subsidiary; provided, however, that the foregoing restrictions shall not apply to

                  (a) the payment of customary annual fees and reimbursement of expenses to the Sponsors and their Affiliates for management, consulting and financial services rendered to the Borrower and Restricted Subsidiaries, and customary investment banking fees paid to the Sponsors and their Affiliates for services rendered to the Borrower or to Restricted Subsidiaries in connection with divestitures, acquisitions, financings and other transactions;

                  (b) customary fees paid to members of the Board of Directors of the Borrower and any Restricted Subsidiary; and

                  (c) the performance of the management agreements entered into with the Borrower identified in Item 7.1.10 ("Management Agreements with the Borrower") of the Disclosure Schedule; and

                  (d) employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith.

         SECTION 7.1.11. Business Activities. The Borrower will, and will cause each Restricted Subsidiary to, engage primarily in the business referred to in the first recital or such other activities as are reasonably related, incidental or substantially similar thereto.

         SECTION 7.1.12. End of Fiscal Year. The Borrower will, for financial reporting purposes, cause each of its, and each Domestic Restricted Subsidiary's, Fiscal Years to end on the Thursday which is the closest to each December 31; provided, however, that the Borrower may, upon prior notice to the Administrative Agent, change the last day of its Fiscal Year to any other date reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

         SECTION 7.2. Negative Covenants. The Borrower agrees with each Agent, the Issuer and each Lender that, until all Commitments have terminated, all Letters of Credit have terminated or expired and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

         SECTION 7.2.1. Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                  (a) Indebtedness in respect of the Credit Extensions and other Obligations;

                  (b) until the date of the initial Credit Extension, Indebtedness identified in Item 7.2.1(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

                  (c) Indebtedness existing as of the Effective Date which is identified in Item 7.2.1(c) ("Ongoing Indebtedness") of the Disclosure Schedule;

                  (d) unsecured Indebtedness incurred in the ordinary course of business of the Borrower and Restricted Subsidiaries (consisting of open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services and Indebtedness in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding, however, Indebtedness incurred through the borrowing of money and Contingent Liabilities in respect thereof);

                  (e) Indebtedness in respect of Capitalized Lease Liabilities (other than any Indebtedness permitted by clauses (i) or (g)) at any time not exceeding $50,000,000;

                  (f) unsecured Indebtedness between the Borrower and Restricted Subsidiaries and unsecured Indebtedness between Restricted Subsidiaries;

                  (g) Indebtedness of a Person existing at the time of its becoming an Acquired Person as a result of a Permitted Acquisition; provided, however, that

                           (i) such Indebtedness existed at the time such Person became an Acquired Person or at the time such assets were acquired and, in each case, was not created in anticipation thereof,

                           (ii) such Indebtedness is not guaranteed in any respect by the Borrower or any other Restricted Subsidiary (other than any other Acquired Person which was the parent or a Subsidiary of the Person so being acquired and it being understood that a merger does not constitute a guarantee),

                           (iii) if such Person becomes a Restricted Subsidiary,
                  concurrently therewith, the requirements of Section 7.1.8 are satisfied to the extent required thereby, and

                           (iv) if such Indebtedness subordinates the rights of the holders thereof to any other creditors, such Indebtedness qualifies as Permitted Acquisition Subordinated Indebtedness;

                  (h)  unsecured Subordinated Debt of the Borrower;

                  (i) Indebtedness (including Indebtedness constituting Capitalized Lease Liabilities) incurred by the Borrower or any Restricted Subsidiary specifically to finance the acquisition, improvement or construction of fixed or capital assets of a particular motion picture theatre and its directly related assets which (x) is incurred substantially concurrently therewith or within 270 days prior to or after the completion thereof and (y) either (1) is secured by a Lien permitted by clause (d)(iii) of Section 7.2.2 or (2) has the benefit of a covenant which restricts the Borrower or such Restricted Subsidiary from liening, mortgaging or otherwise disposing of such asset (or any or all assets comprising such motion picture theatre and its directly related assets and up to four additional motion picture theatres and their directly related assets);

                  (j) Indebtedness in respect of Hedging Liabilities of the Borrower or any Restricted Subsidiary incurred in the ordinary course of business and not for speculative purposes (as determined in good faith by the Borrower);

                  (k) Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance a Permitted Acquisition; provided, however, that

                           (i) such Indebtedness is not guaranteed in any respect by any other Restricted Subsidiary (other than any Person which as a result of such Permitted Acquisition becomes an Acquired Person) or, in the case of Indebtedness of any Restricted Subsidiary, by the Borrower (it being understood that a merger does not constitute a guarantee), and

                           (ii) concurrently therewith, the requirements of
                  Section 7.1.8 are satisfied to the extent required thereby;

                  (l) any refinancing, refunding, renewal or extension of any Indebtedness permitted under clauses (c) through (g) and (i) through
         (k); provided, however, that (x) the principal amount thereof is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except to the extent otherwise permitted under this Section) and (y) the direct and contingent obligors with respect to such Indebtedness are not changed unless permitted under the applicable provisions hereof;

                  (m) Contingent Liabilities of the Borrower or any Restricted Subsidiary

                           (i) in respect of any Indebtedness which is (x) permitted by any other clause of this Section to be incurred by the Borrower or any other Restricted Subsidiary and (y) which, by the terms of such other clause, is not restricted from being guaranteed by the Borrower or Restricted Subsidiaries (provided, however, that the Contingent Liability of a Restricted Subsidiary in respect of any Subordinated Debt of the Borrower shall be subordinated to such Restricted Subsidiary's Guaranty on terms identical to the terms of the subordination of the Borrower's obligations in respect of such Subordinated Debt to the Obligations), and

                           (ii) in respect of any Indebtedness of other Persons
                  (including in Unrestricted Subsidiaries), but only if such Contingent Liability (x) is incurred when the Total Leverage Ratio as of the last day of the most recently ended Fiscal Quarter was greater than 4.0:1.0 and (y) was permitted to have been made as an Investment pursuant to clause (h) of Section 7.2.4;

                  (n) additional Indebtedness in an aggregate principal amount not exceeding $125,000,000 at any time outstanding; and

                  (o) Indebtedness of Surviving Regal to former stockholders of Old Regal in respect of Merger Consideration, including after the release by the Exchange Agent of the Exchange Fund;

provided, however, that (x) the sum of (1) the aggregate outstanding principal amount of all Indebtedness permitted by clauses (g) (excluding, however, Permitted Acquisition Ordinary Course Indebtedness, Permitted Acquisition Subordinated Indebtedness and Permitted Acquisition Come-Along Indebtedness) and
(k) plus (2) to the extent not constituting Act III Additional Financing, the Revolving Credit

Commitment Amount Increase plus the aggregate outstanding principal amount of all Additional Loans shall not at any time exceed $350,000,000 and (y) on each date of incurring any such Indebtedness as the result of which the aggregate outstanding principal amount of all such Indebtedness shall exceed $200,000,000, an aggregate principal amount of such Indebtedness in the amount of such excess shall constitute Permitted Additional Structured Indebtedness.

         SECTION 7.2.2. Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens securing payment of the Obligations granted pursuant to any Loan Document or any Rate Protection Agreement;

                  (b) until the date of the initial Credit Extension, Liens securing payment of Indebtedness permitted by clause (b) of Section 7.2.1;

                  (c) Liens existing as of the Effective Date securing Indebtedness of the type permitted by clause (c) of Section 7.2.1 and described in Item 7.2.1(c) ("Ongoing Indebtedness") of the Disclosure Schedule;

                  (d) Liens securing

                           (i) payment of foreign currency exchange or rate swap and similar agreements referred to in clause (j) of
                  Section 7.2.1, in each case to the extent the counterparty to any such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender,

                           (ii)  Indebtedness of the type permitted by clause
                  (e) of Section 7.2.1 (which Liens shall extend to only the assets that are the subject of the lease giving rise to such Capitalized Lease Liabilities), and

                           (iii) Indebtedness of the type permitted by clause
                  (i) of Section 7.2.1 (which Liens shall extend to only (x) the asset the construction, improvement or acquisition of which was financed with the proceeds of such Indebtedness, or (y) any and all assets comprising (1) the motion picture theatre and directly related assets of which such asset is a part or
                  (2) up to four additional motion picture theatres and their directly related assets),

         and renewals, extensions and refinancing of such Indebtedness; provided, however, that the Liens permitted by this clause shall only cover the same assets (or substitutions or replacements therefor of the same general type) which originally secured the Indebtedness incurred pursuant to such clauses;

                  (e) Liens existing on the assets of any Person that becomes a Restricted Subsidiary, or existing on assets acquired, pursuant to a Permitted Acquisition under clause (d) of Section 7.2.6 to the extent such Liens secure Indebtedness permitted by clause (g) of Section 7.2.1; provided, however, that such Liens (x) existed on the date of such Permitted Acquisition and were not created in anticipation thereof, (y) attach only to a specific asset or type of asset of such Person and not assets of such Person generally and (z) attach at all times only to the same assets that such

         Liens attached to, and secure only the same Indebtedness that such Liens secured, immediately prior to such Permitted Acquisition;

                  (f) Liens placed upon the Capital Stock or assets of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition under clause (d) of Section 7.2.6 to the extent such Liens secure Indebtedness incurred pursuant to clause (k) of Section 7.2.1 to finance the Acquisition of such Restricted Subsidiary by the Borrower or any of its other Restricted Subsidiaries;

                  (g)   Permitted Liens;

                  (h)   other Liens securing Indebtedness permitted by Section
         7.2.1 in an aggregate outstanding amount not to exceed $25,000,000 at any time; and

                  (i) the replacement, extension or renewal of any Lien permitted by clauses (c) or (e) through (h) upon or in the same assets theretofore subject to such Lien (or substitution or replacement assets of the same general type) or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted under this Agreement) of the Indebtedness secured thereby.

         SECTION 7.2.3. Financial Condition and Operations. The Borrower will not permit to occur any of the events set forth below.

                  (a) Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter ending on or about any date set forth below or occurring during any period set forth below to be less than the ratio set forth opposite such period:

                                                                        Fixed Charge
                                    Period                             Coverage Ratio
                                    ------                             --------------

                  12/31/1998 through 06/30/1999                        1.20:1

                  09/30/1999 through 12/31/1999                        1.25:1

                  03/31/2000 through 12/31/2000                        1.30:1

                  03/31/2001 through 12/31/2001                        1.40:1

                  03/31/2002 and thereafter                            1.50:1.

                  (b) Maximum Senior Leverage Ratio. The Borrower will not permit the Senior Leverage Ratio as of the last day of any Fiscal Quarter ending on or about any date set forth below or occurring during any period set forth below to be greater than the ratio set forth opposite such date or such period, as applicable:


                                                                    Maximum Senior
                            Period                                  Leverage Ratio
                            ------                                  --------------

                  12/31/1998 through 06/30/1999                        5.000:1

                  09/30/1999 through 12/31/1999                        4.750:1

                  03/31/2000 through 06/30/2000                        4.625:1

                  09/30/2000 through 12/31/2000                        4.500:1

                  03/31/2001 through 06/30/2001                        4.375:1

                  09/30/2001 through 12/31/2001                        4.250:1

                  03/31/2002 through 06/30/2002                        4.125:1

                  09/30/2002 through 12/31/2002                        3.875:1

                  03/31/2003 through 12/31/2003                        3.625:1

                  03/31/2004 and thereafter                            3.500:1

         SECTION 7.2.4. Investments. The Borrower will not, and will not permit any Restricted Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                  (a) Investments existing on the Effective Date and identified in Item 7.2.4(a) ("Ongoing Investments") of the Disclosure Schedule and any extensions, renewals, modifications, restatements or replacements thereof, provided, that, no such extension, renewal, modification, restatement or replacement shall increase the amount of the original Investment;

                  (b) Cash Equivalent Investments;

                  (c) without duplication, Investments to the extent permitted as Indebtedness pursuant to Section 7.2.1;

                  (d) without duplication, Investments permitted by Section
         7.2.6;

                  (e) Investments by way of contributions to capital or purchases of equity by the Borrower in any Restricted Subsidiary or by any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary;

                  (f) Investments constituting (x) accounts receivable arising,
         (y) trade debt granted or (z) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

                  (g) Investments constituting loans and advances to officers, directors and employees of the Borrower or any Restricted Subsidiary
         (x) to finance the purchase of Capital Stock of the Borrower and (y) for additional purposes not contemplated by item (x), in an aggregate principal amount at any time outstanding not exceeding $25,000,000;

                  (h) additional Investments (including Contingent Liabilities) by the Borrower or any Restricted Subsidiary (including in Unrestricted Subsidiaries); provided, however, that at any time that the Total Leverage Ratio as of the last day of the most recently ended Fiscal Quarter is greater than 4.0:1.0, additional Investments may not be made pursuant to this clause if, after giving effect thereto, the aggregate amount of all Investments made pursuant to this clause at such time would exceed the sum of (x) $100,000,000 plus (y) with respect to each Permitted Acquisition, the greater, on the date of such Permitted Acquisition, of (1) 100% of Adjusted EBITDA of such Acquired Person determined for its four most recently elapsed fiscal quarters and (2) 20% of the total value of all of such Acquired Person's assets on such date plus (z) the then Available Investment Amount;

                  (i) payments made in accordance with tax sharing agreements of the nature referred to in the proviso to the definition of "Unrestricted Subsidiary";

                  (j) promissory notes and other non-cash consideration received by the Borrower and any Restricted Subsidiary in connection with asset sales permitted pursuant to Section 7.2.6;

                  (k) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, suppliers arising in the ordinary course of business;

provided, however, that

                  (l) any Investment which when made complies with the requirements of clause (a), (b) or (c) of the definition of "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

                  (m) no Investment otherwise permitted by clause (d) or (h) shall be permitted to be made if any Event of Default or Payment Default has occurred and is continuing or would result therefrom;

                  (n) no Contingent Liability shall be permitted to be incurred pursuant to clause (c) (insofar as it relates to clause (m) of Section 7.2.1) or (h) if, after giving effect thereto, the aggregate amount of all Contingent Liabilities then outstanding pursuant to clauses (c) (insofar as it relates to clause (m) of Section 7.2.1) and (h) shall exceed the sum determined at such time pursuant to the proviso to clause (h); and

                  (o) notwithstanding anything herein to the contrary, the aggregate Investments made pursuant to this Section in Clark-Regal shall not exceed $10,000,000 unless, on or prior to the date which is 90 days after the Closing Date, Clark-Regal shall have delivered a Guaranty and the Borrower shall have pledged to the Administrative Agent, on behalf of the Lenders, its Capital Stock of Clark-Regal.

         SECTION 7.2.5. Restricted Payments, etc. The Borrower will not, and will not permit any Restricted Subsidiary to, make any Restricted Payment; provided, however, except that, so long as before and after giving effect to any such payment no Default shall have occurred, the Borrower may:

                  (a) declare and make dividends or other distributions payable solely in shares of its Capital Stock;


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


                  (b) purchase, redeem or otherwise acquire shares of common stock of the Borrower or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issuance of new shares of common stock of the Borrower;

                  (c) redeem or exchange in whole or in part any Capital Stock of the Borrower for another class of Capital Stock or rights to acquire such other class of Capital Stock of the Borrower; provided, however, that such other class of Capital Stock contains terms and provisions (taken as a whole) at least as advantageous to the Lenders as those contained in the Capital Stock redeemed or exchanged thereby;

                  (d) repurchase shares of its Capital Stock (together with options or warrants in respect of any thereof) held by the officers, directors and employees of the Borrower, so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements;

                  (e) subject to the subordination provisions applicable thereto
         (1), redeem, defease or otherwise prepay or retire any Subordinated Debt (x) from the net proceeds of the issuance of other Subordinated Debt, Qualified Preferred Stock or common stock of the Borrower or (y) in an aggregate amount not to exceed at any time the then Available Restricted Payment Amount, or (2) redeem any 8 1/2 % Regal Notes not purchased on the Closing Date;

                  (f) pay cash dividends on common stock or preferred stock to the extent that

                           (i) the Borrower shall have delivered to the Administrative Agent (x) financial statements prepared on a pro forma basis after giving effect to the payment of such cash dividends for the period of four consecutive Fiscal Quarters ending with the Fiscal Quarter then last ended for which financial statements and the Compliance Certificate relating thereto have been delivered to the Administrative Agent pursuant to Section 7.1.1 and (y) a certificate of the Borrower executed by a Responsible Officer demonstrating that the financial results reflected in such financial statements would (1) comply with the requirements of clauses (a) and (b) of Section 7.2.3 for the Fiscal Quarter in which such dividend is to be made and (2) satisfy a requirement (A) in the case of Qualified Preferred Stock, that the Fixed Charge Coverage Ratio (which shall be adjusted to include the amount of such dividend being paid as additional Interest Expense in clause
                  (b)(i) of the definition of such term) shall be at least 1.15:1.00 and (B) in the case of other preferred stock or common stock, that the Total Leverage Ratio as at the end of such period be not greater than 4.0:1.0, and

                           (ii) the aggregate amount expended by the Borrower
                  with respect to dividends on common and preferred (excluding, however, Qualified Preferred Stock) stock pursuant to this clause shall not at any time exceed in the aggregate of then Available Restricted Payment Amount.

         SECTION 7.2.6. Consolidations and Mergers; Sales of Assets. The Borrower shall not, and shall not suffer or permit any Restricted Subsidiary to, merge, consolidate or otherwise combine or liquidate with or into, or enter into or consummate any Disposition (other than any Disposition resulting from a casualty or condemnation) or any Acquisition, whether in one transaction or in a series of transactions to or in favor of, any Person, except:


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


                  (a) any Restricted Subsidiary may merge or otherwise consolidate with (x) the Borrower (provided, however, that the Borrower shall be the continuing or surviving corporation) or (y) any other Restricted Subsidiary;

                  (b) any Restricted Subsidiary may sell or otherwise transfer its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Restricted Subsidiary, and the Borrower may sell or otherwise transfer its assets to any Restricted Subsidiary (which Restricted Subsidiary shall, immediately after giving effect to such transfer, continue to be a Restricted Subsidiary);

                  (c) the Borrower or any Restricted Subsidiary may consummate one or more Dispositions; provided, however, that (x) the Borrower complies with the requirements of clause (d) of Section 3.1.1, (y) such Disposition is made for fair value (as determined in good faith by the Borrower) and (z) the aggregate consideration received for all assets disposed of in Dispositions not constituting Real Estate Financings from and after the Closing Date pursuant to this clause shall not exceed the sum of (1) $150,000,000 plus (2) at any time, 25% of the total value (determined, with respect to each Permitted Acquisition, on the date of such Permitted Acquisition) of the assets acquired pursuant to all Permitted Acquisitions consummated at or prior to such time;

                  (d) the Borrower or any Restricted Subsidiary may consummate an Acquisition (any such Acquisition permitted pursuant to this clause, a "Permitted Acquisition"), so long as

                           (i) such Acquisition and all transactions related thereto are consummated in accordance with applicable law,

                           (ii) in the case of an Acquisition of Capital Stock
                  or other equity interest by the Borrower or a Restricted Subsidiary of any Person,

                                    (A) such Acquisition results in the issuer
                           of such Capital Stock or other equity interest becoming a Restricted Subsidiary,

                                    (B) the Borrower pledges the Capital Stock
                           of such Person to the Administrative Agent to the extent required under Section 7.1.8, and

                                    (C) such Person executes a supplement to the
                           Guaranty to the extent required under Section 7.1.8,

                           (iii) in the case of a merger of the Borrower with
                  another Person that results in such Person being the surviving entity, (u) the Person formed by or surviving any such merger or consolidation (if other than the Borrower) shall be a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person being the "Successor Borrower"), (v) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (w) no Default would occur as a result of the consummation of such merger or consolidation, (x) the Successor Borrower shall be in compliance, on a pro forma basis as set forth in clause (d)(vii), (y) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guaranty confirmed that its Guaranty shall continue to be effective with


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

                  respect to the Successor Borrower's Obligations under this Agreement and (z) the Borrower shall have delivered to the Administrative Agent an officer's certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Guaranty comply with this Agreement, in which event, if all of the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement,

                           (iv) no Capital Stock or other equity interest or assets acquired in connection with such Acquisition shall be subject to any Lien (other than Liens permitted by Section 7.2.2),

                           (v) neither the Borrower nor any other Restricted Subsidiary shall assume or incur, directly or indirectly, any Indebtedness in connection with such Acquisition (other than as specifically permitted by clause (g) or (k) of Section 7.2.1),

                           (vi) after giving effect to such Acquisition, no Default shall have occurred and be continuing (provided, however, that, for purposes of this clause, the pendency of a change of control put right with respect to any Permitted Acquisition Subordinated Indebtedness shall not constitute a Default),

                           (vii) in the case that the total cash and non-cash consideration with respect to such Acquisition is $30,000,000 or more, the Borrower shall have delivered to the Administrative Agent prior to the consummation of such Acquisition

                                    (A) financial statements or reconciliations
                           prepared on a pro forma basis for the period of four consecutive Fiscal Quarters ending with the Fiscal Quarter then last ended for which financial statements and the Compliance Certificate relating thereto have been delivered to the Administrative Agent pursuant to Section 7.1.1 (assuming, for purposes of such pro forma calculation, that such Acquisition had been consummated on the first day of such period), and

                                    (B) a certificate of the Borrower executed
                           by its chief financial Authorized Officer demonstrating that the financial results reflected in such financial statements would comply with the requirements of Section 7.2.3 for the Fiscal Quarter in which such Acquisition is to be made,

                           (viii) after giving effect to such Acquisition, not
                  more than the greater of (x) 20% of the Adjusted EBITDA and
                  (y) 20% of the total assets of the Borrower and Restricted Subsidiaries, shall be attributable to Foreign Subsidiaries.

         SECTION 7.2.7. Modification of Subordinated Instruments. The Borrower will not, and will not permit any Restricted Subsidiary to, consent to or permit or suffer to exist any amendment, supplement or other modification of the 9 1/2% Subordinated Note Indenture, the Old Regal 8 1/2% Subordinated Note Indenture (as amended through the Closing Date) or any other Instrument evidencing or applicable to any other Subordinated Debt in a manner which would be adverse to Lenders in any material respect.

         SECTION 7.2.8. Designation of Senior Indebtedness. The Borrower will not designate any Indebtedness as "Designated Senior Indebtedness" pursuant to clause (ii) of the definition of such term in the 9 1/2% Subordinated Note Indenture.



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


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

         SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of

                  (a) any principal of any Loan; or

                  (b) any interest on any Loan, any Reimbursement Obligation, any fee described in Article III or of any other amount payable hereunder or under any other Loan Document and such default shall continue unremedied for a period of five days.

         SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to any Agent, the Issuer or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article
V), is or shall be untrue when made or deemed to have been made in any material respect.

         SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under (x) clause (d) or (f) of Section 7.1.1 or Section 7.2 or (y)
Section 8 of the Pledge Agreement.

         SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. The Borrower or any other Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower or such other Obligor, as applicable, by the Administrative Agent or the Required Lenders.

         SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any Restricted Subsidiary having a principal amount, individually or in the aggregate, in excess of $20,000,000, or a default or other event shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness (subject, however, to any applicable grace period) if the effect of such default or event is to accelerate the maturity of any such Indebtedness or such default or event shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or to cause an offer to purchase or defease such Indebtedness to be required to be made, prior to its expressed maturity.

         SECTION 8.1.6. Judgments. Any judgment, order, decree or arbitration award for the payment of money in excess of $20,000,000 (to the extent not fully covered by insurance, other than self-insurance



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

(less any applicable deductible) or indemnification and as to which the insurer or the indemnifying party, as the case may be, has not disputed in writing its responsibility to cover such judgment, order, decree or arbitration award) shall be rendered against the Borrower or any Restricted Subsidiary and either (x) enforcement proceedings have been commenced by any creditor upon such judgement or order or (y) the same shall not have been satisfied or vacated or discharged or stayed or bonded pending appeal within 60 days after the entry thereof.

         SECTION 8.1.7. ERISA. An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan.

         SECTION 8.1.8. Control of the Borrower. Any Change of Control shall occur.

         SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Borrower or any Material Restricted Subsidiary shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by the Borrower or any such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

                  (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

         SECTION 8.1.10. Impairment of Security, etc. The Pledge Agreement or the Guaranty, in whole or in material part, or any Lien granted under the Pledge Agreement, shall (except in accordance with its terms and except as a result of acts or omissions of any Agent or Lender) terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower, any other Obligor or any other party shall, directly or indirectly, deny or disaffirm in writing such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien and, in any such event, the Borrower or such Obligor shall have failed to cure such invalidity within 5 days after notice thereof from the Administrative Agent.

         SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur with respect to the Borrower, the Commitments (if not theretofore terminated)



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

shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand, the Issuer shall terminate any Letter of Credit that may be terminated in accordance with its terms, and the Borrower shall automatically and immediately be obligated to pay to the Administrative Agent at the Administrative Agent's Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations for drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding.

         SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default with respect to the Borrower described in clauses (a) through (d) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower (w) declare all Commitments (if not theretofore terminated) to be terminated, whereupon the Commitments shall terminate, (x) declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, (y) terminate any Letter of Credit that may be terminated in accordance with its terms; and (z) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice it will pay) to the Administrative Agent at the Administrative Agent's Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations for drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding.


                                   ARTICLE IX

                                   THE AGENTS

         SECTION 9.1. Actions. (a) Each Lender hereby appoints (x) Scotiabank as its Administrative Agent, (y) BancAmerica Robertson Stephens as its Syndication Agent and (z) The Chase Manhattan Bank as its Documentation Agent, in each case under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes each such Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by any particular Agent (with respect to which each Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof or thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each of the Agents and their respective directors, officers, employees or agents, ratably in accordance with each such Lender's respective Term Loans outstanding and Commitments (or, if no Term Loans or Commitments are at the time outstanding or in effect, then ratably in accordance with the principal amount of Term Loans held by such Lender, and each such Lender's respective Commitments as in effect in each case on the date of the termination of this Agreement), from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, such Agent, in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the same is not reimbursed by the



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

Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents. No Agent shall be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of any Agent shall be or become, in such Agent's determination inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         (b) Each Lender with a Revolving Loan Commitment hereby irrevocably appoints the Issuer to act on behalf of such Lender with respect to any Letters of Credit issued by the Issuer and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for such Issuer with respect thereto; provided, however, that the Issuer shall have all of the benefits and immunities (x) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by the Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent", as used in this Article, included the Issuer with respect to such acts or omissions and (y) as additionally provided in this Agreement with respect to the Issuer.

         SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York City time, on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender will make such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing, in the case of the Borrower, and, in the case of a Lender, at the Federal Funds Rate for the first two Business Days after which such amount has not been repaid, and thereafter at the interest rate applicable to Loans comprising such Borrowing.

         SECTION 9.3. Exculpation. None of the Agents nor any of their respective directors, officers, employees or agents shall be liable to any Lender or the Issuer for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any such Agent shall not obligate such Person to make any further inquiry or to take any action. Each of the Agents shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper Person.



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

         SECTION 9.4. Successor. Any Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If any Agent at any time shall resign, the Required Lenders may appoint another Lender reasonably acceptable to the Borrower as a successor to such Agent which shall thereupon become an Agent hereunder in such capacity as the retiring Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having (x) a combined capital and surplus of at least $1,000,000,000 and (y) a credit rating of AA or better by Moody's or a comparable rating by S&P; provided, however, that if, after expending all reasonable commercial efforts, such retiring Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in item (y), such retiring Agent, shall be permitted to appoint as its successor from all available commercial banking institutions willing to accept such appointment such institution having the highest credit rating of all such available and willing institutions. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement, and Sections 10.3 and 10.4 shall continue to inure to its benefit.

         SECTION 9.5. Loans by Agents. Each Agent shall have the same rights and powers with respect to (x) the Credit Extensions made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates, as any other Lender and may exercise the same as if it were not an Agent hereunder. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not an Agent hereunder.

         SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of each Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of each Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION 9.7. Copies, etc. Each Agent shall give prompt notice to each Lender and each other Agent of each notice or request required or permitted to be given to such Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). Each Agent will distribute to each Lender and each other Agent each document or instrument received for its account and copies of all other communications received by such Agent from the Borrower for distribution to the Lenders by the such Agent in accordance with the terms of this Agreement or any other Loan Document.



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                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, waived or otherwise modified, if such amendment, waiver or modification is in writing and consented to by the Borrower and the Required Lenders (except as provided in Section 2.8) provided, however, that no such amendment, waiver or modification shall:

                  (a) extend the Revolving Loan Commitment Termination Date or the Term A, B and C Loan Commitment Termination Date, change any Commitment to any other Commitment, amend, waive or modify any provision of this Section 10.1 or reduce the percentages specified in the definitions of the terms "Required Lenders", "Supermajority Revolving Lenders" or "Supermajority Term Lenders", or consent to the assignment or transfer by the Borrower of its rights and obligations under any Loan Document to which it is a party, in each case without the consent of each Lender directly and adversely affected thereby;

                  (b) forgive any principal of or interest on any Lender's Loan, reduce the stated rate of any interest hereunder or any fees described in Article III payable to any Lender, extend the Stated Maturity Date for any Lender's Loan or extend any scheduled time of payment of such interest or such fees (other than as a result of waiving the applicability of any post-default increase in interest rates) without the consent of such Lender;

                  (c) increase the aggregate amount of any Lender's Percentage of any Commitment Amount or increase the aggregate amount of any Loans required to be made by a Lender pursuant to its Commitments without the consent of such Lender;

                  (d) extend the due date (other than the Stated Maturity Date, as to which clause (b) applies) for any scheduled repayment of or any scheduled reduction of a Commitment, or decrease the relative proportion of any mandatory prepayment to be received by the Lenders holding

                           (i) Revolving Loans without the consent of the Required Revolving Lenders, or

                           (ii) any Series of Term Loans without the consent of
                  the Required Term Series Lenders for such Series;

                  (e) except to the extent expressly permitted under the Loan Documents, release

                           (i) all or substantially all of the Obligors that are guarantors under the Guaranty from their obligations under the Guaranty, or

                           (ii) all or substantially all of the collateral
                  security provided under the Loan Documents, including all Pledged Shares (as such term is defined in the Pledge Agreement),

         in either case without the consent of (x) the Supermajority Revolving Lenders and (y) the Supermajority Term Lenders; or

                  (f) affect adversely the interests, rights or obligations of any Agent qua such Agent, the Swing Line Lender qua the Swing Line Lender or the Issuer qua the Issuer, unless consented to by such Agent, the Swing Line Lender or the Issuer, as the case may be;

provided, however, that no extension of Additional Commitments (nor the making and repayment of Additional Loans pursuant thereto nor the securing of Additional Loans pursuant to Guaranty and Pledge Agreement as Loans hereunder) pursuant to an Additional Financing Amendment shall require the consent of the Required Lenders or shall be construed as a decrease of the "relative proportion of any mandatory prepayment" of any Lenders pursuant to clause (d).

         No failure or delay on the part of any Agent, the Issuer or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, the Issuer or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto, in the case of the Borrower or any Agent, or set forth below its name in Annex I hereto or in a Lender Assignment Agreement, in the case of any Lender (including in its separate capacity as the Swing Line Lender or Issuer, if applicable), or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

         SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay or reimburse on demand all reasonable and documented costs and expenses of the Agents (including the reasonable, itemized fees and out-of-pocket expenses of a single primary counsel to the Agents and of each local and foreign counsel, if any, who may be retained by counsel to the Agents) in connection with

                  (a) the negotiation, preparation, execution, delivery and syndication of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required;

                  (b) the filing, recording, refiling or rerecording of any Loan Document and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements, amendments and restatements and other modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or the terms of any Loan Document; and

                  (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save each Agent, the Issuer and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement (subject to the applicable provisions of Article IV), the Credit Extensions hereunder, or the issuance of the Notes, Letters of Credit or any other Loan Documents. The Borrower also agrees to reimburse each Agent, the Issuer and each Lender upon demand for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses of counsel to each Agent, the Issuer and each Lender) incurred by such Agent, the Issuer or such Lender in connection with (x) the negotiation of any restructuring or "work-out" with the Borrower, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds each Agent, the Issuer and each Lender and each of their respective Affiliates, and each other Person controlling any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective officers, directors, employees, trustees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

                  (b) the entering into, performance and enforcement of this Agreement and any other Loan Document by any of the Indemnified Parties;

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any Subsidiary of all or any portion of the stock or assets of any Person, whether or not any Agent, the Issuer or any Lender is party thereto;

                  (d) any investigation, litigation or proceeding regarding the Borrower or any Subsidiary related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any Subsidiary of any Hazardous Material;

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary; or

                  (f) each Lender's Environmental Liability (the indemnification herein shall survive payment in full of the Obligations and any transfer of the property of the Borrower or any Subsidiary by foreclosure or by a deed in lieu of foreclosure for any Lender's Environmental Liability, regardless of whether caused by, or within the control of, the Borrower or such Subsidiary);

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct or resulting from disputes among the Agents, the Lenders and/or their transferees or, with respect to a Lender, resulting from a material breach by such Lender of its obligations hereunder. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 10.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
Section 9.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 10.3 and 10.4) and any termination of this Agreement, the payment in full of all the Obligations and the termination of all the Commitments. The representations and warranties made by the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, each Agent and each Lender (or notice thereof satisfactory to the Agents) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.

         SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT (INCLUDING PROVISIONS WITH RESPECT TO INTEREST, LOAN CHARGES AND COMMITMENT FEES) SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR MORTGAGE HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. This Agreement, the Notes, the other Loan Documents and each of the Regal Fee Letters constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                  (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agents and all Lenders; and

                  (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

         SECTION 10.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans, Letters of Credit Outstandings and Commitments to one or more other Persons in accordance with this Section.

         SECTION 10.11.1. Assignments. (a) Upon prior notice to the Borrower and the Administrative Agent, any Lender may at any time assign and delegate to one or more Eligible Assignees with the consent of the Borrower and the Administrative Agent (which consents shall not be required if the Eligible Assignee is a Lender or an Affiliate of a Lender and shall not be unreasonably withheld or delayed if such consents are in fact required), all or any fraction of such Lender's total Loans, Letter of Credit Outstandings and Commitments in a minimum aggregate amount of the lesser of $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent in their sole and absolute discretion) and the entire remaining amount of such Lender's Loans, Letter of Credit Outstandings and Commitments (except that no such minimum shall be applicable on an assignment to a Lender or an Affiliate of a Lender); provided, however, that with respect to assignments solely of Revolving Loans, the assigning Lender must assign a pro-rata portion of each of its Revolving Loan Commitments, Revolving Loans and interest in Letters of Credit Outstandings. The Borrower and each other Obligor and each of the Agents shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Eligible Assignee until

                           (i) notice of such assignment and delegation, together with (A) payment instructions, (B) the Internal Revenue Service Forms or other statements contemplated or required to be delivered pursuant to Section 4.6, if applicable, (C) addresses and related information with respect to such Eligible Assignee, shall have been delivered to the Borrower and the Administrative Agent by such Lender and such Eligible Assignee and (D) the Administrative Agent has made the appropriate entries in the Register;

                           (ii) such Eligible Assignee shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by such Agent; and

                           (iii) the processing fees described below shall have
                  been paid.

From and after the date that such Agent accepts such Lender Assignment Agreement, (x) the Eligible Assignee thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Eligible Assignee in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Accrued interest on that part of the Loans assigned, if any, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest and accrued fees shall be paid at the same time or times provided in this Agreement. Such assignor Lender or such Eligible Assignee must also pay a processing fee in the amount of $3,500 to the Administrative Agent upon delivery of any Lender Assignment Agreement. Notwithstanding any other term of this Section, the agreement of the Swing Line Lender to provide the Swing Line Loan Commitment shall not impair or otherwise restrict in any manner the ability of the Swing Line Lender to make any assignment of its Loans or Commitments, it being understood and agreed that the Swing Line Lender may terminate its Swing Line Loan Commitment, either in whole or in part, in connection with the making of any assignment. Any attempted assignment and delegation not made in accordance with this Section shall be null and void.

         (b) Notwithstanding anything to the contrary set forth above, any Lender may (without requesting the consent of the Borrower or the Administrative Agent) pledge its Loans to a Federal Reserve Bank in support of borrowings made by such Person from such Federal Reserve Bank. Upon the request of the Lender, solely to facilitate the pledge or assignment of its Loans to any Federal Reserve Bank, the Borrower shall issue Notes to such Lender. Upon the request of an assignor Lender, if applicable, solely to facilitate such pledge or assignment of its Loans to any Federal Reserve Bank, the Borrower shall issue a reduced Note to such assignor in exchange and replacement for its then existing Note. The reasonable costs and expenses incurred in connection with the issuance of each Note shall be for the account of the Borrower.

         (c) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent specified below its signature hereto (or at such other address as may be designated by the Administrative Agent from time to time in accordance with Section 10.2) a copy of each Lender Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of and principal amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive and binding, in the absence of clearly demonstrable error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         SECTION 10.11.2. Participations. Upon prior notice to the Borrower and the Administrative Agent, any Lender may at any time sell to one or more commercial lenders, financial institutions or other Persons (each of such commercial lenders, financial institutions or other Persons, a "Participant") participating interests in any of the Loans, Letter of Credit Outstandings, Commitments, or other interests of such Lender hereunder (including loan derivatives and similar swap arrangements based on such Lender's interests hereunder); provided, however, that

                  (a) no participation contemplated in this Section shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

                  (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

                  (c) the Borrower and each other Obligor and each Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                  (d) no Participant, unless such Participant is an Affiliate of such Lender or is itself a Lender, or unless the Borrower otherwise agrees in writing, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, to the extent requiring the consent of such Lender, take any action of the type described in clause (b) of Section 10.1; and

                  (e) the Borrower shall not be required to pay any amount under this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold.

Each Participant shall only be indemnified for increased costs pursuant to
Section 4.3, 4.5 or 4.6 if and to the extent that the Lender which sold such participating interest to such Participant concurrently is entitled to make, and does make, a claim on the Borrower for such increased costs. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section shall indemnify and hold harmless the Borrower and each Agent from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys' fees and expenses) incurred or payable by the Borrower or such Agent as a result of the failure of the Borrower or such Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or such Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-U.S. Lender that was entitled to deliver to the Borrower, such Agent or such Lender, and did in fact so deliver, a duly completed and valid Form 1001 or 4224 (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes. If amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

         SECTION 10.12. Confidentiality. Each Lender agrees to maintain, in accordance with its customary procedures for handling confidential information, the confidentiality of all information provided to it by or on behalf of the Borrower or any Subsidiary, or by any Agent on the Borrower's or such Subsidiary's behalf, under this Agreement or any other Loan Document ("Confidential Information"), and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary, except to the extent such information (x) was or becomes generally available to the public other than as a result of disclosure by the Lender or (y) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of the NAIC or any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such Governmental Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any Applicable Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which any Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors who have been advised that such information is confidential pursuant to this Section; (G) to any Participant or Eligible

Assignee, actual or potential, provided, however, that such Person shall have agreed in writing to keep such information confidential to the same extent required of the Lenders hereunder; and (H) to its Affiliates who have been advised that such information is confidential pursuant to this Section. Unless prohibited by applicable law or court order, each Lender and each Agent shall notify the Borrower of any request by any Governmental Authority (other than any request in connection with an examination of the financial condition of such Lender) for disclosure of Confidential Information prior to such disclosure; provided, however, further, that in no event shall any Agent or any Lender be obligated to return any materials furnished by the Borrower or any Subsidiary. This Section shall supersede any confidentiality letter or agreement with respect to the Borrower or the Facilities entered into prior to the date hereof.

         SECTION 10.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY AGENT, THE LENDERS, THE ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK IN THE SATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION, SUBJECT TO THE BORROWER'S RIGHT TO CONTEST SUCH JUDGMENT BY MOTION OR APPEAL ON ANY GROUNDS NOT EXPRESSLY WAIVED IN THIS SECTION. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 10.14. Waiver of Jury Trial. THE AGENTS, THE LENDERS, THE ISSUER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY AGENT, THE LENDERS, THE ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE LENDERS AND THE ISSUER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                      REGAL CINEMAS, INC.


                                      By
                                         -------------------------------------
                                         Title: Executive Vice President

                                      Address:    7132 Commercial Park Drive
                                                  Knoxville, Tennessee  37918


                                      Facsimile No.:  (310) 553-3928

                                      Attention:  Executive Vice President
                                                  and Chief Financial Officer

                                      with copies to:

                                      Hicks, Muse, Tate & First Incorporated
                                      200 Crescent Court
                                      Suite 1600
                                      Dallas, Texas 75201

                                      Facsimile No.: 214-720-7888
                                      Attention:  Lawrence D. Stuart, Jr. and
                                                  Patrick K. McGee


                                      Kohlberg Kravis Roberts & Co., L.P.
                                      9 West 57th Street
                                      New York, N.Y. 10022

                                      Facsimile No.: 212-750-0003
                                      Attention:  Alexander Navab, Jr.

                                AGENTS:

                                THE BANK OF NOVA SCOTIA, as the Administrative
                                    Agent


                                By
                                   -------------------------------------------
                                    Title: Senior Relationship Manager

                                Address:    One Liberty Plaza
                                            New York, New York  10006

                                Facsimile No.:  (212) 225-5090

                                Attention: Eric Knight and Stuart Malakoff


                                BANCAMERICA ROBERTSON STEPHENS, as the
                                    Syndication Agent


                                By
                                  --------------------------------------------
                                    Title: Vice President

                                Address:    335 Madison Avenue
                                            6th Floor
                                            New York, New York  10017

                                Facsimile No.:  (212) 503-7502

                                Attention: Michael O'Brien


                                THE CHASE MANHATTAN BANK, as the Documentation
                                    Agent


                                By
                                  --------------------------------------------
                                    Title: Vice President

                                Address:    270 Park Avenue
                                            4th Floor
                                            New York, New York  10017

                                Facsimile No.:  (212) 270-1063

                                Attention: John Sorice

                                                                      SCHEDULE I

                               DISCLOSURE SCHEDULE

                                                                   SCHEDULE II

                              PNC LETTERS OF CREDIT


      Beneficiary                       Account Party        Face Amount         Type of Letter   Issuance       Expiry Date
                                                                                    of Credit       Date

County of Hearico, Virginia          Regal Cinemas, Inc.     $41,970                 Standby      2/2/94         2/2/99
Township of Edgmont                  Regal Cinemas, Inc.     $44,880                 Standby      12/12/96       11/18/98
Theodore Lappas, Jr.                 Regal Cinemas, Inc.     $40,002                 Standby      9/6/97         6/9/98
Township of Upper Providence         Regal Cinemas, Inc.     $1,275,000              Standby      11/5/97        1/1/99
Florida Power & Light                Regal Cinemas, Inc.     $450,000                Standby      3/9/98         3/9/98

                                                                        ANNEX I

                               LENDER INFORMATION


          1. THE BANK OF NOVA SCOTIA

             Domestic Office:                           LIBOR Office:
             ----------------                           -------------                              Revolving Loan Commitment
             Address:  One Liberty Plaza                Address:  One Liberty Plaza                           __%
                       New York, NY  10006                        New York, NY  10006
                                                                                                     Term A Loan Commitment
             Facsimile No.:  (212) 225-5090             Facsimile No.:  (212) 225-5090                        __%

             Attention:  Paul Weissenberger             Attention:  Paul Weissenberger               Term B Loan Commitment
                                                                                                              __%

                                                                                                     Term C Loan Commitment
                                                                                                              __%

          2. BANK OF AMERICA NATIONAL TRUST
               & SAVINGS ASSOCIATION


             Domestic Office:                           LIBOR Office:
             ----------------                           -------------                              Revolving Loan Commitment
             Address:  200 West Jackson Blvd.           Address:  335 Madison Avenue                          __%
                       Chicago, IL  60697                         6th Floor
                                                                  New York, NY  10017               Term A Loan Commitment
             Facsimile No.:  (312) 974-9626                                                                   __%
                                                        Facsimile No.:  (212) 503-7502
             Attention:  Renee Walker                                                                Term B Loan Commitment
                                                        Attention:  Michael O'Brien                           __%

                                                                                                     Term C Loan Commitment
                                                                                                              __%


          3. THE CHASE MANHATTAN BANK


             Domestic Office:
             ----------------
             Address:                            LIBOR Office:
                                                 -------------                  Revolving Loan Commitment
                                                 Address:                                  __%
             Facsimile No.:
                                                 Facsimile No.:                   Term A Loan Commitment
             Attention:                                                                    __%
                                                 Attention:
                                                                                  Term B Loan Commitment
                                                                                           __%

                                                                                  Term C Loan Commitment
                                                                                           __%




                                       A-2